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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AMERICAN SCIENCE AND ENGINEERING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, MA 01821

July 29, 2009

To our stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of American Science and Engineering, Inc. to be held Thursday, September 10, 2009 at 8:30 a.m. at the Doubletree Hotel Boston-Bedford Glen, 44 Middlesex Turnpike, Bedford, Massachusetts. The Board of Directors and management look forward to personally greeting those stockholders who attend.

        The accompanying Proxy Statement asks for your vote to re-elect the nominated incumbent directors to another one-year term. Dr. Roger Heinisch, who has served on our Board since August of 1999, has decided to retire from the Board of Directors effective as of the annual meeting. We at AS&E thank Dr. Heinisch for all of his hard work and dedication to our Company. He will be greatly missed.

        The Proxy Statement also asks for your vote in favor of increasing the number of shares authorized to be issued under the 2005 Equity and Incentive Plan by 250,000 shares.

        In addition, the Board of Directors is requesting that stockholders ratify its selection of Caturano and Company, P.C., registered public accountants, as auditors for the fiscal year ending March 31, 2010.

        The Board of Directors of your Company recommends that you vote FOR these proposals. If you have any questions, please call me, our Chairman, Mr. Denis R. Brown, or Mr. Kenneth J. Galaznik, our Senior Vice President, Chief Financial Officer and Treasurer, at 800-225-1608.

        Thank you for your consideration and I look forward to seeing you at our Annual Meeting on September 10, 2009.

Very truly yours,

Anthony R. Fabiano President and CEO

AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, Massachusetts 01821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 10, 2009

        The Annual Meeting of Stockholders of American Science and Engineering, Inc. (the "Company") will be held Thursday, September 10, 2009 at 8:30 a.m. at the Doubletree Hotel Boston-Bedford Glen, 44 Middlesex Turnpike, Bedford, Massachusetts, for the following purposes:

          (1)   To elect the persons named in the accompanying Proxy Statement to serve as Directors until the next Annual Meeting and until their successors are elected and qualified;

          (2)   To increase the maximum number of shares available to be issued under the 2005 Equity and Incentive Plan by 250,000 shares;

          (3)   To ratify the selection of Caturano and Company, P.C., independent registered public accountants, as auditors for the fiscal year ending March 31, 2010; and

          (4)   To consider and act upon any other business that may properly come before the meeting and any adjournment or adjournments thereof.

        Our Proxy Statement containing information for stockholders accompanies this Notice and a copy of our Annual Report for the fiscal year ended March 31, 2009 is also enclosed.

        The Board of Directors has fixed the close of business, July 24, 2009, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. In addition to voting via mail, the Company will also be offering voting via the telephone and the internet. Instructions for voting via the telephone or the internet are provided on the enclosed proxy cards.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on September 10, 2009: the Proxy Statement, the Annual Report to Stockholders, and directions to attend the meeting and vote in person are available on the Investor Information page of the Company's website at www.as-e.com under the subheading "Annual Meeting Materials".

By Order of the Board of Directors,

Patricia A. Gray Senior Vice President, General Counsel and Clerk
July 29, 2009

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, OR VOTE BY TELEPHONE OR INTERNET ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, Massachusetts 01821

PROXY STATEMENT

        The enclosed Proxy is solicited by the Board of Directors of American Science and Engineering, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, September 10, 2009 at 8:30 a.m. at the Doubletree Hotel Boston-Bedford Glen, 44 Middlesex Turnpike, Bedford, Massachusetts, and at any adjournment of the meeting (the "Meeting"). The matters to be considered and acted upon at the Meeting are described in the attached notice of the Meeting and in this Proxy Statement.

        Stockholders of record at the close of business on July 24, 2009 are entitled to notice of and to vote at the Meeting. Each share of Common Stock of the Company outstanding on the record date is entitled to one vote. As of the close of business on July 24, 2009, 8,856,631 shares of Common Stock of the Company were outstanding.

        We anticipate that this Proxy Statement and the accompanying proxy card will first be mailed to stockholders on or about August 10, 2009.

        The votes of the stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock of the Company is necessary to provide a quorum at the Meeting. When a quorum is present, directors are elected by a plurality of the votes properly cast, and other matters voted on at the meeting are decided by a majority of votes properly cast, except when a larger vote is required by law, the Articles of Organization or by the By-Laws. Abstentions and broker "non-votes" are each counted as present in determining whether the quorum requirement is satisfied, but are not counted as votes properly cast with respect to the matter. Accordingly, such abstentions and broker "non-votes" will have no effect on the outcome of voting on the election of directors, the increase in shares under the 2005 Equity and Incentive Plan or the ratification of the selection of independent registered public accountants, other than to establish quorum. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        All proxies solicited by the Board of Directors of the Company that are properly executed and returned, but which are not expressly voted, will be voted at the Meeting in accordance with the recommendation of the Board of Directors of the Company, unless such proxies are revoked prior to the Meeting. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company by properly executing and returning a proxy with a later date, by revoking the proxy in person at the Meeting at any time prior to the voting thereof or by voting a new proxy at the Meeting. Attendance at the Meeting will not, by itself, revoke a proxy.

        The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing to stockholders this Proxy Statement and accompanying materials, will be borne by the Company. We have retained MacKenzie Partners, Inc. to assist in the distribution of materials and in soliciting proxies by mail, telephone and personal interview for a fee of approximately $7,500 plus expenses. In addition to use of the mail, proxies may be solicited personally or by telephone or otherwise by our officers, directors and employees, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. Such parties will be reimbursed for their reasonable expenses incurred in connection with these activities.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board of Directors currently consists of eight members, whose terms expire at the Meeting. Dr. Roger Heinisch, who has served on our Board since August of 1999, has decided not to stand for re-election to the Board for personal reasons. We at AS&E thank Dr. Heinisch for all of his hard work and dedication to our Company. He will be greatly missed. The Company is currently seeking a replacement to fill the vacated board seat, but has not identified a new nominee at this time.

        We have included below the principal occupation and other information about the nominees. A plurality of the votes properly cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon is required to elect each of the nominated directors. Each director will serve for one year and until his successor is elected and qualified. If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, the Board of Directors may designate another nominee and the persons named as proxies will vote all proxies for such nominee. The Board of Directors has no reason to believe that any nominee is unwilling or unable to serve. There are no arrangements between any nominee and any other person relating to such nominee's nomination.

        The Board of Directors recommends a vote FOR each of the below mentioned nominees as directors. Proxies solicited by the Board of Directors of the Company, if properly signed and returned and containing no instructions to the contrary, will be voted FOR electing the nominees listed below as directors of the Company.

Nominees

        The names of, and certain information with respect to, the persons nominated by the Board of Directors for election as directors are as follows:

Name	Age	Positions and Offices of Company Held	Date Assumed Each Position
Denis R. Brown	69	Chairman	June 2008
		Director	April 2004
Anthony R. Fabiano	56	Director	September 2003
		President and CEO	September 2003
John A. Gordon	62	Director	November 2008
Hamilton W. Helmer	62	Director	February 1993
Ernest J. Moniz	64	Director	October 2002
Mark Thompson	52	Director	November 2005
Carl W. Vogt	73	Director	June 1997

        Mr. Denis R. Brown has served on the Company's Board of Directors since April 2004 and was appointed Chairman of the Board in June 2008. Mr. Brown is a seasoned CEO with significant experience in defense technology, commercial manufacturing, and service businesses. Since 1999, Mr. Brown has been a private investor and has advised a start-up software company serving the idea management market. As Chairman and CEO of Pinkerton, Inc. from 1994 to 1999, he successfully negotiated the merger with Securitas A.B. to form the largest security company in the world and significantly improved performance and shareholder value. From 1992 to 1996, Mr. Brown served as Chairman and principal owner of Engineering Technical Services until he successfully negotiated the Company's sale. He also served in the capacity of Chairman and CEO at Concurrent Corporation (1990 to 1993), and as President and CEO (1985 to 1990) at Penn Central Industries, Inc. Mr. Brown holds a Bachelor's degree in Slavic Languages from the University of California and a Bachelor's degree in Communications Engineering from the U.S. Naval Postgraduate School, Monterey, California. He served as a U.S. Navy Officer from 1962 to 1969.

        Mr. Anthony Fabiano was appointed the Company's President and CEO in September 2003. He brought with him more than 20 years of senior management experience in the manufacture and sale of high technology products for both government and commercial applications. Prior to joining the Company, Mr. Fabiano served for five years as President and Chief Operating Officer at Minneapolis-based Despatch Industries, a leading designer and manufacturer of thermal processing equipment. Prior to Despatch, Mr. Fabiano spent three years as Vice President of Defense Systems Operations at Alliant Techsystems, a Fortune 500 aerospace and defense company with leading positions in propulsion, munitions and composite structure materials. Before advancing to Vice President, he was President of Alliant's Ferrulmatic Operations division, formerly Ferrulmatic Inc., an engineering and manufacturing company specializing in precision products for the munitions, industrial power tool, fluid control and medical industries. Prior to acquisition by Alliant, Mr. Fabiano worked at Ferrulmatic for more than a decade, where he served as Vice President and General Manager until he was promoted to President and CEO in 1985. Mr. Fabiano holds a Bachelor of Arts degree from Rutgers University.

        General John A. Gordon (USAF, Ret.) was elected as a Director of the Company in November 2008, and has served on AS&E's Science and Technology Advisory Committee since January 2006. General Gordon served in the White House as the President's Homeland Security Advisor from June 2003 to June 2004 and as the Deputy National Security Advisor for Counter Terrorism and the National Director for Counter Terrorism from June 2002 to June 2003. General Gordon was the first administrator of the National Nuclear Security Administration and Undersecretary of Energy, responsible for the entirety of the nation's nuclear weapons program, serving from June 2000 to June 2002. Additionally, he served as Deputy Director of Central Intelligence at the Central Intelligence Agency from 1997 to 2000 and as Associate Director of Central Intelligence for Military Support from 1996 to 1997. As an Air Force four-star general, General Gordon's thirty-two year Air Force career included assignments in research and development, strategic planning, missile and space operations, inter-governmental operations, and international negotiations. He was commissioned in 1968 following graduation from the University of Missouri with a bachelors of science degree in physics. He earned a masters degree in physics from the U.S. Naval Postgraduate School, and a masters of arts in business administration from New Mexico Highlands University.

        Dr. Hamilton W. Helmer has been the Managing Director of Deep Strategy, a strategy consulting firm since 2002. Prior to that, Dr. Helmer served as Managing Director of Helmer & Associates (Deep Strategy's predecessor firm) from 1982 to 2002. Deep Strategy and Helmer & Associates have served major clients such as Adobe Systems, Hewlett-Packard, John Hancock Mutual Life, Raychem, Pinkerton, Magnavox and Mentor Graphics. Previously, Dr. Helmer was employed at Bain & Company. He holds a Ph.D. in Economics from Yale and is a Phi Beta Kappa graduate of Williams College.

        Dr. Ernest J. Moniz is the Cecil and Ida Green Professor of Physics and Engineering Systems at the Massachusetts Institute of Technology where he has served on the faculty since 1973. At MIT, he served as Head of the Department of Physics and Director of the Bates Linear Accelerator Center, and is currently Director of the Laboratory for Energy and the Environment and Director of the MIT Energy Initiative. From October 1997 to January 2001, he was Undersecretary of the Department of Energy, responsible for the Offices of Science; Fossil Energy; Energy Efficiency and Renewable Energy; Nuclear Energy, Science and Technology; Environmental Management; and Civilian Radioactive Waste Management. He was the Department's lead negotiator for cooperative programs with Russia dealing with nuclear weapons material control and disposition. Dr. Moniz also served from 1995 to 1997 as Associate Director for Science in the Office of Science and Technology Policy in the Executive Office of the President. He previously served as a Director of the Company from 1990 to 1995. Dr. Moniz holds a Bachelor of Science degree in physics from Boston College, a doctorate in theoretical physics from Stanford University, and honorary doctorates from the University of Athens, the University of

Erlangen-Nurenburg, and Michigan State University. Dr. Moniz is a fellow of the American Association for the Advancement of Science, the Humboldt Foundation, and the American Physical Society and is also a member of the Council on Foreign Relations. He currently serves on the Board of Directors of Jefferson Science Associates, LLC, Electric Power Research Institute, Alliance for Sustainable Energy LLC., and Nexant, Inc. He also currently serves on the corporate technology advisory council at BP plc and is a member of the President's Council of Advisors on Science and Technology.

        Dr. Mark Thompson has been a member of the Board since November 2005. Dr. Thompson has been President and Chief Executive Officer of Fairchild Semiconductor since May 2005, and was elected Chairman of their Board of Directors in May 2008. From 2001 to 2004, Dr. Thompson had been the Chief Executive Officer of Big Bear Networks, Inc., a designer and manufacturer of optoelectronic network solutions. He was previously Vice President and General Manager of Tyco Electronics' Power Components Division and, prior to its acquisition by Tyco, was Vice President of Raychem Electronics' OEM Group. In addition to Fairchild Semiconductor, he also currently serves on the Board of Directors of Cooper Industries. He holds a bachelor's degree in Chemistry from State University of New York and a Ph.D. in Inorganic Chemistry from the University of North Carolina.

        Mr. Carl W. Vogt has been a Director of the Company since June 1997. In 2004, Mr. Vogt retired as counsel from Fulbright & Jaworski L.L.P., a nationally and internationally based law firm (where he was formerly a senior partner). He currently serves as a Director of Scudder Investments Mutual Funds and Yellow Roadway Corporation. He was formerly a Director of the ISI Managed Funds from 1999 to 2004, a Director of the National Passenger Railroad Corporation (AMTRAK) from 1990 until 1992, a Director of Waste Management, Inc., from 2001 to 2005, and Chair of the U.S. National Transportation Safety Board from 1992 until 1994. He is a Trustee of Williams College, where he served as President (interim) from 1999 until 2000, Chair of the Flight Safety Foundation and a member of the American Council of Germany. Mr. Vogt is a Fellow of the Royal Aeronautical Society, a Fellow of the American Bar Foundation and an Industrial Fellow, Linacre College, Oxford University, England. Mr. Vogt holds a B.A. degree from Williams College and a LLB degree from University of Texas Law School.

Executive Officers (who are not also Directors)

Name	Age	Positions and Offices of Company Held	Date Assumed Each Position
Kenneth A. Breur	54	Senior Vice President, Product Management	March 2008
		and Engineering
		Vice President, Operations	December 2003
Joseph Callerame	59	Senior Vice President, Science and Technology	March 2008
		Vice President, Science and Technology	June 1998
Robert Cline	48	Senior Vice President, Operations	March 2008
		Vice President, Manufacturing	April 2000
Kenneth J. Galaznik	57	Senior Vice President, Chief Financial Officer	March 2008
		and Treasurer
		Chief Financial Officer and Treasurer	February 2005
Patricia A. Gray	54	Senior Vice President, General Counsel	March 2009
		and Clerk
Paul H. Grazewski	53	Senior Vice President, Strategic Planning	March 2008
		Vice President, Product Management	January 2004
George M. Peterman	61	Senior Vice President, Human Resources	March 2008
		Vice President, Human Resources	February 2004
Robert G. Postle	54	Senior Vice President, Worldwide Marketing	March 2008
		and Sales
		Vice President, Worldwide Marketing and Sales	March 2004

        Kenneth A. Breur was appointed Senior Vice President, Product Management and Engineering in March 2008 and was previously Vice President of Operations at the Company. Mr. Breur has more than twenty-five years of experience in manufacturing technology with special focus on increasing operational effectiveness for product optimization and cost reduction. Prior to joining the Company in December 2003, Mr. Breur spent six years in management positions at Minneapolis-based Despatch Industries, a leading designer and manufacturer of thermal processing equipment, where as Vice President, he managed worldwide sales and marketing, product management and engineering. Overseeing facilities in Minnesota, Michigan and California, Mr. Breur was responsible for profit & loss of all products, as well as product development initiatives. Before advancing to Vice President, Mr. Breur was Director of Product Management and Engineering. Mr. Breur holds a bachelor's degree in manufacturing engineering and a certificate in mechanical engineering from the New Jersey Institute of Technology in Newark, New Jersey.

        Dr. Joseph Callerame is Senior Vice President of Science and Technology at the Company. Prior to joining the Company in 1998, Dr. Callerame served at Raytheon Electronic Systems as Manager of Engineering and Technology Development. From 1993 to 1994, he served as Deputy General Manager of the Research Division of Raytheon, and from 1989 to 1992 he was Assistant General Manager of this Division. Prior to serving as Assistant General Manager, Dr. Callerame held the position of Manager, Infrared Detector Laboratory and the Stable Sources Laboratory. From 1977 to 1980, Dr. Callerame was a senior scientist in Medical Ultrasound at Raytheon's Research Division. Dr. Callerame earned his Ph.D. and master's degree in physics from Harvard University and holds a bachelor's degree in chemical physics from Columbia University. Dr. Callerame also served as a Postdoctoral Fellow in physics at MIT from 1975 to 1977.

        Robert Cline was appointed Senior Vice President of Operations in March of 2008. In his current role, Mr. Cline has responsibility for overseeing the Company's manufacturing facility, including production, manufacturing engineering, facilities, and materials. Prior to appointment to his current position, Mr. Cline held several other positions at the Company, including Vice President, Manufacturing from 2000 to 2008. Prior to joining the Company in 1996, Mr. Cline held management positions at Allard Industries, including Director of Engineering and served as a nuclear trained officer in the in the U.S. Navy, Submarine Force. Mr. Cline received a master's degree in Manufacturing Engineering from Boston University and a bachelor's degree in Electrical Engineering from Michigan Technological University.

        Kenneth J. Galaznik is Senior Vice President, Chief Financial Officer and Treasurer of the Company. Prior to appointment to his current position in February 2005, Mr. Galaznik served as Acting Chief Financial Officer from June 2004, as Vice President of Finance from July 2003, and as a financial management consultant from August 2002. Previously, he was Vice President of Finance at Spectro Analytical Instruments, Inc. and has over thirty years of experience in accounting and finance positions in manufacturing and real estate development entities. Mr. Galaznik holds a bachelor of business administration degree in accounting from the University of Houston. Mr. Galaznik currently serves on the Board of Directors of Bridgeline Software, Inc.

        Patricia A. Gray was appointed Senior Vice President, General Counsel and Clerk effective in March 2009. Ms. Gray has more than 25 years experience as a corporate lawyer and almost 20 years as general counsel for various corporations. Prior to joining the Company, Ms. Gray served as Senior Vice President, General Counsel and Secretary of The Children's Place Retail Stores, Inc. from 2007 until 2009. From December 2007 to May 2008, Ms. Gray was also an officer of Hoop Holdings, LLC, a subsidiary of The Children's Place Retail Stores, Inc. and three affiliated companies, which filed for bankruptcy protection in March 2008. From 2005 to 2007, Ms. Gray served as Senior Vice President, Chief Legal Officer and Secretary of Panera Bread Company, and from 1999 to 2004 Ms. Gray served as Senior Vice President, General Counsel and Secretary for Arch Wireless, Inc. Ms. Gray also has over a decade of experience at law firms such as O'Sullivan, Graev & Karabell LLP, and Cahill,

Gordon & Reindel LLP. Ms. Gray received her BA from Cornell University and her JD from Georgetown University.

        Paul H. Grazewski was appointed Senior Vice President of Strategic Planning in March of 2008 and was previously Vice President of Product Management at the Company. In his current role, Mr. Grazewski has responsibility for developing and implementing strategic plans at all levels of the organization and for managing strategic relationships for the Company. He joined the Company in 2002 as Vice President, Program Management. From 2000 to 2001, Mr. Grazewski served as Director of Programs for Alcatel, a communications solutions provider, where he led the development of a high-speed Internet router. From 1996 to 1999, Mr. Grazewski served as Vice President, Programs and Business Development at General Dynamics Armament Systems, where he delivered integrated defense systems to a worldwide client base. From 1993 to 1996, Mr. Grazewski was Director of Programs at Lockheed Martin, a leading systems integrator and information technology company. Mr. Grazewski holds a bachelor's degree in industrial engineering and operations research from the University of Massachusetts—Amherst, and an MBA from Xavier University in Cincinnati, Ohio.

        George M. Peterman is Senior Vice President of Human Resources at the Company and is responsible for leading the development of the Company's Human Resources operations and programs. With over thirty years of experience in organizational development, compensation program design and strategic recruiting, Mr. Peterman implements effective programs to build and support a world class workforce. Prior to joining the Company in 2003, Mr. Peterman spent eleven years in executive roles at King & Bishop, a human resource professional service provider. Prior to King and Bishop, Mr. Peterman provided HR Services through his own consulting practice. Prior to his consulting career, Mr. Peterman held corporate Human Resources positions at Data General Corporation, Digital Equipment Corporation and Honeywell Information Systems. Mr. Peterman holds a Bachelor of Arts degree from Princeton University.

        Robert G. Postle is Senior Vice President of Worldwide Marketing and Sales at the Company. Prior to joining the Company in March 2004, Mr. Postle was Vice President of Sales and Marketing at SolVision, Inc., a leader in automated visual inspection solutions for the microelectronics industry, from 2003 to 2004. From 2002 to 2003, Mr. Postle was the Vice President of Sales at Sagitta, Inc., a semiconductor/telecommunications equipment manufacturer. Prior to that, Mr. Postle served for seven years as Vice President of Sales, Marketing and International for PRI Automation, a semiconductor capital equipment company. Mr. Postle holds a bachelor's degree in business administration from the State University of New York in Brockport, New York.

 CORPORATE GOVERNANCE

Meetings of the Board of Directors

        During the fiscal year ended March 31, 2009, the Board of Directors of the Company met six times. All of the directors attended 75% or more of the aggregate of the total number of meetings of the Board and of the meetings of committees of the Board on which they served. Our Board of Directors has determined that each of Mr. Denis Brown, General John Gordon, Dr. Hamilton Helmer, Dr. Ernest Moniz, Dr. Mark Thompson, and Mr. Carl Vogt, in addition to Dr. Roger Heinisch who is not standing for re-election, is an independent director as such term is defined in the NASDAQ Stock Market Rules, and that General William A. Odom was an independent director under those standards for the period of time he served on the Board in fiscal year 2009. The Board of Directors has three standing Committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Company also has one informal committee, the Science and Technology Advisory Committee, which holds meetings with members of the Board of Directors as well as members of the Company's scientific team and advisors.

        Resolutions adopted by the Board of Directors provide that directors are encouraged to attend the Annual Meeting of Stockholders. All of the directors attended the 2008 Annual Meeting of Stockholders.

Audit Committee

        The Audit Committee, established in accordance with the applicable securities regulations and NASDAQ Stock Market Rules, consists of Dr. Hamilton W. Helmer, Dr. Roger P. Heinisch and Mr. Denis R. Brown. In the opinion of the Board of Directors, all members of the Audit Committee are "independent" as such term is defined in the applicable NASDAQ Stock Market Rules, the applicable securities regulations and the Audit Committee charter and all members of the Audit Committee are independent of management and free of any relationship that would interfere with the exercise of independent judgment as members of the Audit Committee. The Board believes that the members of the Audit Committee have sufficient knowledge and experience with financial and accounting matters to perform their duties as members of the Audit Committee and has determined that Dr. Helmer and Mr. Brown both qualify as an "audit committee financial expert" as such term is defined under applicable securities regulations. This Committee, which met five times during fiscal year 2009, is primarily responsible for reviewing the activities of the Company's independent auditors, reviewing and evaluating recommendations of the auditors, recommending areas of review to the Company's management, and reviewing and evaluating the Company's financial statements, accounting policies, reporting practices and internal controls. Our Board of Directors has adopted a written charter for the Audit Committee which is posted on our website at www.as-e.com in the Corporate Governance section of the Investor Information page.

Compensation Committee

        The Compensation Committee consists of Mr. Carl Vogt, Dr. Roger Heinisch, and Mr. Denis Brown. This Committee, which met four times during fiscal year 2009, is responsible for making recommendations to the Company's Board of Directors concerning the levels and types of compensation and benefits to be paid and granted to the Company's Chief Executive Officer and other executive employees of the Company and for the administration of the Company's equity incentive plans. The Company's Chief Executive Officer did not attend any meeting of the Compensation Committee during which the Compensation Committee prepared its recommendation regarding the level and type of compensation and benefits for the Chief Executive Officer. In the opinion of our Board of Directors, all members of the Compensation Committee are "independent" as such term is defined in the NASDAQ Stock Market Rules and the Compensation Committee charter and "non-employee directors" as such term is defined in the applicable securities regulations. Our Board of Directors has adopted a written charter for the Compensation Committee which is posted on our website at www.as-e.com in the Corporate Governance section of the Investor Information page.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee consists of Mr. Denis Brown, Mr. Carl Vogt and Dr. Roger Heinisch. During fiscal year 2009, all Nominating and Corporate Governance Committee matters were addressed in meetings with the full Board of Directors. The Committee is charged with the responsibility of identifying appropriate candidates for nomination to the Board. In the opinion of our Board of Directors, all members of the Nominating and Corporate Governance Committee are "independent" as defined in the NASDAQ Stock Market Rules and the Nominating and Corporate Governance Committee charter. The Company's By-Laws currently set forth the procedures for the nomination of candidates for director by stockholders. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee which is posted on our website at www.as-e.com in the Corporate Governance section of the Investor Information page.

Nominating Process

        The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

        In considering whether to recommend any particular candidate for inclusion in the Board's slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply criteria that include the candidate's integrity, business acumen, knowledge of the Company's business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Director candidates recommended by stockholders will be considered on the same basis as candidates recommended or identified by other sources.

        Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by following the procedures outlined in the By-Laws of the Company. However, nominations by stockholders shall be made only after giving timely notice in writing to the Clerk of the Company. In order to be timely given, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company (a) not less than 95 and not more than 125 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders of the Company or (b) if the Annual Meeting is called for a date not within 30 days before or after such anniversary date, not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such stockholder's notice to the Clerk shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company, if any, which are beneficially owned by the person, (iv) any other information regarding the nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to the proxy rules, and (v) the consent of each nominee to serve as a director of the Company if so elected; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a representation that the stockholder (and any party on whose behalf such stockholder is acting) is qualified at the time of giving such notice to have such individual serve as the nominee of such stockholder (and any party on whose behalf such stockholder is acting) if such individual is elected, accompanied by copies of any notifications or filings with, or orders or other actions by, and governmental authority which are required in order for such stockholder (and any party on whose behalf such stockholder is acting) to be so qualified, (v) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, and (vi) such other information regarding such stockholder as would be required to be included in a proxy statement or other filings required to be filed pursuant to the proxy rules. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director.

        The Chairman of the Board or other presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded. If the Board determines to nominate a stockholder- recommended candidate and recommends his or her election, then his or her name will be included in the Company's proxy card for the next Annual Meeting.

Communication with Directors

        The Board of Directors, including a majority of the independent directors, has approved procedures for stockholders to communicate directly with our Board of Directors on a confidential basis. Pursuant to these established procedures, the Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Specifically, the Chairman of the Board (if an independent director), or otherwise the Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company's Senior Vice President, General Counsel and Clerk, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate. Under the procedures approved by the Board of Directors, including a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, Massachusetts 01821.

Compensation of Directors

        Directors who are also employees of the Company do not receive additional compensation as directors. On September 13, 2007, the Board of Directors approved the 2007 Non-employee Board of Directors Compensation Plan. This plan provides for all non-employee directors to receive compensation in the form of cash, restricted stock and non-qualified stock option awards for their Board and Committee memberships. The non-qualified stock option awards are granted annually in September and have a one year vesting period. The restricted stock awards are granted annually on

January 10th and vest on a pro-rata basis on service time performed over a one-year period. The breakdown of this compensation is as follows:

	Board of Directors	Audit Committee	Compensation Committee	Other Committees
Annual cash retainer	$30,000	$6,000	$4,000	$2,000
Additional cash retainer—Chairman	$15,000	$4,000	$1,000	$1,000
Restricted stock awards	$30,000 worth of shares(1)	—	—	—
Additional stock awards—Chairman	$15,000 worth of shares(1)	—	—	—
Non-qualified stock options	7,000 options	—	—	—
Additional option awards—Chairman	3,000 options	—	—	—

(1)
Number of shares granted is determined by dividing $30,000 by the closing price of the Company's common stock on the date of grant.

        The following table reflects compensation earned by non-employee directors in fiscal year 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
Denis R. Brown	70,000	43,000	251,000	364,000
John A. Gordon(2)	11,000	13,000	69,000	93,000
Roger P. Heinisch	42,000	30,000	181,000	253,000
Hamilton W. Helmer	42,000	30,000	181,000	253,000
Ernest J. Moniz	33,000	30,000	181,000	244,000
William E. Odom(1)	12,000	34,000	103,000	149,000
Mark Thompson	32,000	30,000	181,000	243,000
Carl W. Vogt	37,000	30,000	181,000	248,000

(1)
General William E. Odom, former Chairman of the Board, passed away May 30, 2008. Amounts disclosed represent fees paid for partial year of service.

(2)
Represents partial year of service. General Gordon joined the Board in November 2008.

(3)
The Stock Awards column represents compensation expense recognized for financial reporting purposes during fiscal year 2009 in accordance with Statement of Financial Accounting Standards No. 123(R) related to the awards of restricted shares granted in fiscal years 2008 and 2009. The assumptions used to calculate the value of stock awards are set forth under Note 6 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2009 filed with the SEC on June 15, 2009. The weighted average fair value of Stock Awards granted in fiscal year 2008 to non-employee directors was $53.44 per share. The weighted average fair value of Stock Awards granted in fiscal year 2009 to non-employee directors was $74.91 per share.

(4)
The Option Awards column represents compensation expense recognized for financial reporting purposes during fiscal year 2009 in accordance with Statement of Financial Accounting Standards No. 123(R) related to the awards options granted in fiscal years 2008 and 2009. The assumptions used to calculate the value of stock awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2009 filed with the SEC on June 15, 2009. The fair value of Option Awards granted in fiscal year 2008 to non-employee directors was $22.73 per share. The fair value of Option Awards granted in fiscal year 2009 to non-employee directors was $27.79 per share.

        The following table sets forth the number of stock awards and the aggregate number of options awards outstanding for each non-employee director as of March 31, 2009, the last day of the Company's fiscal year:

	Number of Stock Option Awards Outstanding	Number of Unvested Restricted Stock Awards Outstanding
Denis R. Brown	41,378	497
John A. Gordon	5,926	331
Hamilton W. Helmer	42,000	331
Ernest J. Moniz	35,000	331
Mark Thompson	27,090	331
Carl W. Vogt	28,000	331

 OWNERSHIP OF COMMON STOCK OF THE COMPANY BY CERTAIN PERSONS

        The following table sets forth the number of shares of the Company's voting stock beneficially owned (as determined under the applicable securities regulations) directly or indirectly as of June 30, 2009 by (i) each current director of the Company; (ii) each executive officer of the Company named in the Summary Compensation Table below; (iii) all current directors and executive officers of the Company as a group; and (iv) each person who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of any class of the Company's voting stock, as well as the percentage of the outstanding voting stock represented by each such amount. Unless otherwise indicated below, the persons named in the table have sole voting and dispositive power as to the shares shown. The information in the table is based on information available to the Company. The total number of shares of Common Stock outstanding as of July 24, 2009 was 8,856,631.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Class
Kenneth A. Breur	14,368	(4)
Denis R. Brown	40,536	(4)
Joseph Callerame	57,794	(4)
Anthony R. Fabiano	132,799	1.4%
Kenneth J. Galaznik	61,343	(4)
John A. Gordon	484	(4)
Roger P. Heinisch	40,807	(4)
Hamilton W. Helmer	43,807	(4)
Ernest J. Moniz	35,421	(4)
Robert G. Postle	23,129	(4)
Mark Thompson	15,127	(4)
Carl W. Vogt	31,473	(4)
Directors and Officers as a Group (16 persons)	592,431	6.5%

(1)
Unless otherwise indicated, the address of all persons listed above is c/o American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, MA 01821.

(2)
Includes shares that may be acquired under stock options exercisable within sixty days after June 30, 2009, as follows: Mr. Breur—922; Mr. Brown—31,378; Dr. Callerame—41,028; Mr. Fabiano—25,652; Mr. Galaznik—33,727; Dr. Heinisch—35,000; Dr. Helmer—35,000; Dr. Moniz—28,000; Mr. Postle—10,595; Dr. Thompson—13,090; Mr. Vogt—21,000 and all current Directors and Officers as a group—328,994.

(3)
Certain executive officers hold restricted shares which we include in this column. The executives may vote the restricted shares, but may not sell or transfer them during the restricted period. These restrictions lapse upon attainment of performance-based goals. The Board of Directors hold restricted shares which vest ratably during their term. The individuals in the table hold the following number of restricted shares: Mr. Breur—9,360; Mr. Brown—397; Dr. Callerame—10,017; Mr. Fabiano—73,327; Mr. Galaznik—19,057; General Gordon—265; Dr. Heinisch—265; Dr. Helmer—265; Dr. Moniz—265; Mr. Postle—11,040; Dr. Thompson—265; Mr. Vogt—265 and all current Directors and Officers as a group—156,240.

(4)
Amount owned constitutes less than one percent.

 COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

  Overview

        In considering our executive compensation policies and practices we have an obligation to balance our interests in conserving cash and minimizing stockholder dilution with our interest in using compensation to attract, retain and motivate Company management and employees who contribute to our success. Our approach to achieving this balance is to build compensation programs that integrate marketplace appropriate base salaries with short and long-term performance-based incentives. The majority of executive compensation is dependent on achievement of annual and long-term Company goals.

        We believe that the structure of our executive compensation programs aligns the financial interests of executives with building the long term value of the Company, which in turn will result in an overall increase in stockholder value.

  The Role of the Compensation Committee

        The Board of Directors (acting through its independent directors) has sole responsibility for determining compensation for the Chief Executive Officer. The Board of Directors solicits the recommendations of the Compensation Committee and third party consultants regarding his compensation, in light of their evaluation of his performance and achievement of financial, strategic and tactical goals and objectives. The Compensation Committee of the Board of Directors (consisting of three independent directors, currently Mr. Brown, Mr. Vogt, and Dr. Heinisch) has the responsibility for, among other matters, establishing executive compensation programs, overseeing compensation of executive officers (including employment offers and termination arrangements for executive officers), monitoring all general compensation programs applicable to the Company's employees and overseeing regulatory compliance with respect to compensation matters. In the case of compensation for the Chief Executive Officer, the Compensation Committee reviews the goals and objectives established for the Chief Executive Officer, evaluates his performance with respect to such goals and objectives, as well as other factors which may comprise appropriate measures of his performance overall, and, based on such evaluation, makes recommendations to the Board of Directors. This evaluation and determination is made and reviewed annually by the full Board of Directors (acting through the entire group of its independent directors). The Compensation Committee also reports regularly to the full Board of Directors on all of its activities, whether or not related to executive compensation.

        Compensation practices and policies for the other executive officers are set by the Chief Executive Officer with the advice and oversight of the Compensation Committee. Typically, the Chief Executive Officer makes annual recommendations to the Committee with respect to executive compensation, other than his own. The Committee reviews his proposals and makes a final determination concerning the scope and nature of such compensation arrangements. In addition, the Committee has delegated authority to the President and Chief Executive Officer and Senior Vice President of Human Resources to grant awards under the Company's 2005 Equity and Incentive Plan to "non-reporting" individuals (individuals who are not subject to reporting under Section 16 of the Securities Exchange Act of 1934) of up to 10,000 shares (including shares underlying options) per individual grantee and 100,000 shares (including shares underlying options) in the aggregate.

        For each of our fiscal years ended March 31, 2009 and ending March 31, 2010, the Compensation Committee has retained an independent compensation consultant from The Nadel Consulting Group, Inc. The consultant reports directly to the Compensation Committee, but also advises the independent directors serving on the Board of Directors on matters pertaining to executive and director compensation. He advises the Compensation Committee and the independent Board members on current and future trends and issues in executive compensation and consults on the competitiveness of the compensation structure and levels of the Company's Chief Executive Officer as well as compensation comparisons for other members of the senior staff reporting to the Chief Executive Officer. The consultant also advises the Compensation Committee and the Board of Directors on appropriate Board of Directors compensation levels and trends. The Company paid The Nadel Consulting Group approximately $23,000 for services rendered in fiscal year 2009.

        For each year of its engagement, The Nadel Consulting Group, Inc. has analyzed data from the Economic Research Institute Salary Assessor and Executive database, and the Watson Wyatt Top Management Jobs Interactive database, along with other databases containing key indicators and other relevant data for publicly reporting companies and materials filed with the SEC for such companies in making recommendations to the Compensation Committee. Based on the advice of The Nadel Consulting Group and in consultation with the Company's Senior Vice President of Human Resources, the Compensation Committee has determined that none of the peer groups offered by any one of these resources provides directly comparable industry metrics. Accordingly, in response to the request of the Compensation Committee, and in consultation with the Company's Senior Vice President of Human Resources, The Nadel Consulting Group has considered this data from multiple sources, while it continues to develop a design for an appropriate peer group for future recommendations. Companies that have been or are continuing to be considered for inclusion in the peer group include Badger Meter Inc. (NYSE: BMI), Cogent, Inc. (Nasdaq: COGT), Cognex Corp. (Nasdaq: CGNX), Dionex Corp (Nasdaq: DNEX), Echelon Corporation (Nasdaq: ELON), Electro Scientific Industries Inc. (Nasdaq: ESIO), Faro Technologies Inc. (Nasdaq: FARO), Intevac Inc. (Nasdaq: IVAC), Keithley Instruments Inc. (NYSE: KEI), L-1 Identity Solutions (NYSE: ID), Measurement Specialties, Inc. (Nasdaq: MEAS), Newport Corp. (Nasdaq: NEWP), and Rofin-Sinar Technologies, Inc. (Nasdaq: RSTI), along with other companies identified as potentially comparable to the Company (in terms of revenue, market capitalization, price earnings ratio, earnings per share and other financial metrics, along with industry classification, such as high technology, manufacturing and industry) in the databases mentioned above.

        In evaluating the compensation of the Chief Executive Officer, the Board of Directors, acting through its independent directors in executive session, upon recommendation of the Compensation Committee, considers several factors including:

  •
  Achievement of short and long-term financial and strategic targets and objectives, considering factors such as sales, bookings and earnings per share;

  •
  The Company's position within the industry in which it competes;

  •
  Overall Company financial and operating performance;

  •
  Overall economic climate;

  •
  Individual contribution to the Company; and

  •
  Such other qualitative and quantitative factors as the Board of Directors, upon recommendation of the Compensation Committee, may deem appropriate.

        After reviewing these factors, particularly the Company's financial performance, the Board of Directors determined that an increase in base compensation for each of the fiscal years ending March 2009 and March 2010 was appropriate for the Company's Chief Executive Officer, Mr. Fabiano. This determination was based, among other things, on the fact that the Company achieved record levels of financial performance in fiscal year 2009 as well as on market data provided by The Nadel Consulting Group.

  Compensation Objectives

        The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. This program seeks to enhance the profitability of the Company, and thereby enhance long term stockholder value, by linking the financial interests of the Company's executives with those of its stockholders. Under the guidance of the Compensation Committee, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries. It is the Company's philosophy to pay at, or near, industry standards for base salary and to use a combination of short and long-term incentives to reward outstanding Company performance and link the level of the reward to increases in the Company's long term value as a company.

        In applying this philosophy, the Compensation Committee has established a comprehensive program to:

  1.
  Attract and retain executives with outstanding abilities who are critical to the long-term success of the Company;

  2.
  Reward executives for attainment of business objectives:

  a.
  Company financial objectives; and

  b.
  Company operational objectives;

  3.
  Link executive incentives to the enhancement of stockholder value by:

  a.
  Structuring the majority of the executive's compensation as performance driven ("at risk") incentive compensation; and

  b.
  Providing a significant portion of the executive's compensation in equity instruments and establishing equity ownership guidelines for executives and members of the Board of Directors;

  4.
  Encourage continued service by providing a total compensation package that increases in value over time and with an increase in stockholder value.

  Executive Compensation Program

        The Compensation Committee approves the executive compensation program on an annual basis, including specific levels of compensation for all executive officers. The Company's executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental elements:

  •
  Base salary;

  •
  Performance-based annual cash bonus;

  •
  Performance-based long term incentive compensation in the form of equity and/or cash based awards;

  •
  Equity awards made in connection with new hires of executive officers;

  •
  Stock ownership guidelines; and

  •
  Change in control and severance benefits.

        Each of these elements of compensation is discussed below.

        Base Salary Compensation.    The Compensation Committee annually reviews the base salaries of the Chief Executive Officer and other members of the senior staff reporting to the Chief Executive Officer. The senior staff is comprised of all officers of the Company at the Senior Vice President level and above, all of whom (with the exception of Mr. Fabiano) report directly to the Chief Executive Officer. The Committee makes recommendations to the Board of Directors (acting through its independent directors) on the base salary for the Chief Executive Officer, to be considered for approval by them in executive session. The executive's performance for the year is measured against pre-determined goals, which are generally designed to include both financial and non-financial objectives, such as successful implementation of management processes, policies and business strategies, and the results are among the factors used as a guide for any salary increase. In addition, the Committee typically approves a budget for increases in base salaries to be allocated by the Chief Executive Officer to other members of the senior staff, in his discretion, in consultation with the Senior Vice President of Human Resources and the outside consultant engaged by the Compensation Committee. The salary levels for the Company's executive officers are reviewed against comparable industry benchmarks, including compensation levels of the companies described above, to ensure that such compensation remains at competitive market levels, which is used as the basis on which the budget for market-based adjustments is established. In addition, the Committee also reviews the recommendations of the President and Chief Executive Officer, in consultation with the Senior Vice President of Human Resources, for merit-based increases for other members of the senior staff, and may, in its discretion, establish an additional budget for merit-based salary adjustments to be allocated by the Chief Executive Officer in his discretion. In April 2008, upon recommendation of the Compensation Committee based on its evaluation of his performance and the market and other factors described above, the Board of Directors (acting through its independent directors in executive session) approved a 4% base salary increase for the Chief Executive Officer for fiscal year 2009.

        In August of 2008, recognizing the newly-created positions resulting from a restructure of the Company's internal organization, the Compensation Committee reviewed base salary compensation for two members of the senior staff, including one of the Named Executive Officers listed in the Summary Compensation Tables, Mr. Kenneth Breur. Current data from the Radford Executive Benchmark Survey for their positions and the high technology capital equipment industry, as adjusted for average revenues, local market variations and seniority, were reviewed to determine increases in base salary compensation for these individuals.

        In January of 2009, following delivery by The Nadel Consulting Group of its report, the Compensation Committee approved a budget totaling 8% of base salary of the entire senior staff excluding the Chief Executive Officer to be allocated by him as follows: half of the budget would be allocated for market-based adjustments to the salaries of those members of the senior staff whose salaries were determined to be below market, and the other half would be allocated for merit based adjustments to the salaries of the senior staff by the Chief Executive Officer in his discretion. In May 2009, upon the recommendation of the Compensation Committee based on its evaluation of his performance and the market and other considerations described above, the Board of Directors, acting through its independent directors in executive session, approved a 5% base salary increase for the Chief Executive Officer for the fiscal year ending March 31, 2010 (fiscal year 2010).

        Performance-based Annual Bonus Compensation.    Performance-based annual bonus compensation is an important element to reward and motivate executives by making a significant portion of their compensation dependent on the Company's financial performance.

        The annual bonus plan for the Chief Executive Officer and members of the senior staff requires that a pre-determined threshold level of financial performance be met before any bonus is paid. The threshold is defined to be 80% of the target corporate performance factor, which, for the fiscal year ended March 31, 2009 (fiscal year 2009), was a target level of operating income for the year. The target level of operating income for fiscal year 2009 was $35.8 million. If a threshold performance level of

80% of goal is met, the plan is designed to pay 50% of the target bonus. No bonus is paid for performance below 80% of the goal. If and when the determination is made that the threshold was achieved, the bonus is determined by a formula which adjusts each individual participant's target bonus, expressed as a percentage of the participant's base salary, both by a factor based on the individual's achievement of individual performance targets and another factor based on the Company's achievement of its financial objective. Individual performance targets are established by the Board (acting through its independent directors) in the case of the Chief Executive Officer and by the Chief Executive Officer in the case of the other members of the senior staff. Over-achievement of annual financial objectives is rewarded by prorating the executive's target bonus in relation to the overachievement of financial goals up to a maximum of 200%. Additional compensation above this level is at the discretion of the Compensation Committee and Board of Directors, however no such additional compensation has ever been awarded.

        The target bonus (i.e. amount paid for 100% performance) is calculated as a percent of base pay. In fiscal year 2009 the target bonuses were, as expressed as a percentage of base salary:

Position	Target Cash Bonus as Percent of Base Salary
Chief Executive Officer	100%
Senior Vice President, Chief Financial Officer and Treasurer	65%
Senior Vice President, Worldwide Marketing and Sales	65%
All other Senior Staff	50%

        The pre-determined threshold level of financial performance for the fiscal year 2009 bonus plan consisted of achieving operating income of $28.7 million (80% of the financial performance target of $35.8 million operating income). The Company exceeded both the threshold and target performance levels. Accordingly, all members of the senior staff were eligible to receive annual bonus awards in respect of fiscal year 2009. In addition to this Company financial performance target, the formula for calculating the annual bonus award to each member of the senior staff was adjusted based on the individual's achievement of pre-determined management objectives, which included the individual and group operating performance goals discussed above. The range of annual bonus awards for members of the senior staff who are Named Executive Officers is set forth in the Summary Compensation Table.

        Additionally, non-senior staff employees who have key roles in the Company are eligible for a performance-based annual bonus. The target bonus percentage of base salary ranges from 10% to 25%. In fiscal year 2009 the annual bonus was based on meeting a threshold net operating income financial goal of $28.7 million and personal objectives for achieving operational goals in individual areas of responsibility. Employees in this group were eligible to receive bonus payments in respect to fiscal year 2009, based on their achievement of personal objectives. Certain non-senior staff employees are also eligible for an award under the Company's formula value plan (FVP), which was adopted in fiscal year 2008. This plan is a time vested cash plan that uses the value of our common stock as the basis of calculation for both the initial payout and final value of the award, and is intended to add a motivational and retention component to compensation that connects certain non-senior staff employees to the overall success of increasing shareholder value. These awards are determined by members of the senior staff, based on such non-senior staff employee's current performance and future potential, overall compensation potential and existing unvested options. Any awards are subject to pre-determined amount guidelines and approval by the Senior Vice President of Human Resources, Senior Vice President, Chief Financial Officer and Treasurer and Chief Executive Officer and President. Additionally, the Compensation Committee annually reviews the parameters of the FVP and provides recommendations to the Board of Directors as necessary.

        Finally, all active employees, with the exception of the Chief Executive Officer and members of the senior staff, were eligible for, and were paid, a bonus of 10% of base wages earned during the fiscal year 2009. The Company exceeded both the threshold goal of $28.7 million operating income target, as well as its financial target goals of $35.8 million operating income for the fiscal year.

        In May of 2009, the Compensation Committee approved a continuation of these annual bonus programs on substantially the same terms for fiscal year 2010, but with a revised, higher threshold level of financial performance (keyed to a higher operating income targets), which must be met before any bonus becomes payable. Because of the highly unpredictable nature of our business, it is difficult to predict with certainty the likelihood of achieving this threshold. For example, while the Company met is financial targets for fiscal year 2009, the Company did not achieve the pre-determined financial performance threshold for fiscal year 2008. The threshold for fiscal year 2010 was determined using a methodology based on past practice, but has been purposely established to include the highest financial performance measure than has ever been used previously.

        Long-Term Incentive Compensation.    The Company adopted a long-term incentive compensation program (LTIP) in fiscal year 2006. This program consists of granting long term incentives in the form of restricted stock, stock options and cash subject to performance-based vesting, and is intended to align executive interests with long-term interests of stockholders by linking executive compensation with stockholder value enhancement. The allocation of the awards among these three forms of incentives is determined based on a consideration of accounting and tax factors, along with the Company's cash position and availability of shares for awards. In addition, the program motivates executives to improve the long-term value of the Company that affects stock market performance by requiring them to develop and maintain a long-term equity ownership position in the Company's common stock. These long term incentive grants are awarded by the Board of Directors (acting through its independent directors) to the Chief Executive Officer and by the Compensation Committee to other members of the Company's senior staff, pursuant to a formula based on a percentage of base salary based on the position of the executive.

        Long term goals that we expect to be achievable within a three to five year horizon are approved annually by the Compensation Committee in consultation with management and ratified by the full Board of Directors (acting through its independent directors). These goals include both the financial metrics and business objectives that we believe will result in the growth of long term stockholder value. A portion of the long term incentive compensation vests as each of the goals is met. 100% of the award will vest if all of the goals are met within the five year term limit of the award. If some portion of the goals is not met within the five year timeframe, half of the remaining unvested value of the long term incentive compensation cliff vests and the remainder is forfeited at the end of the five year term. We believe that the combination of strict performance vesting modified by a partial cliff vesting provision achieves a balance of performance incentive and executive retention that serves the best interests of the stockholders.

        The financial and business goals underlying the incentive program are recommended by the Compensation Committee for approval by the Board of Directors (acting through its independent members) for the Chief Executive Officer and the members of the senior staff.

        Each of the long term incentive plans initiated in the beginning of each of the fiscal years 2006-2009 calculates the initial value of the award as a percentage of the applicable executive's base salary as follows:

	Value of Award as a Percent of Base Salary
Position	2006	2007	2008	2009
Chief Executive Officer	100%	200%	400%	400%
Senior Vice President, Chief Financial Officer and Treasurer	50%	100%	200%	200%
All other senior staff	35%	60%	120%	120%

        Financial performance goals for vesting of these awards included, for the long term incentive plan initiated in fiscal year 2006, revenue growth, new product introductions and net operating income, and, for each of the fiscal years 2007 through 2009, revenue growth, new product introductions and return on adjusted net assets over the term of the program. The goals of the previous long term incentive plans were met within the following time frames:

Incentive Plan Initiated in Fiscal Year Ended	Period of Achievement/Acceleration	Portion of Award Vested
March 2006	All goals met in 24 months	100%
March 2007	All goals met in 36 months	100%
March 2008	Portion of goals met in 24 months	33 1/3	%(1)
March 2009	No goals met as of March 2009	0%

(1)
The remaining 66.67% of this award may still vest prior to the fiscal year ending March 31, 2013 subject to the Company's achievement of specified objectives, as described above. If specified objectives are not achieved by March 31, 2013, 50% of the remaining awards vest and the remainder are forfeited.

        In May of 2009 the Compensation Committee approved a long term incentive program beginning in fiscal year 2010 with the same target values, expressed as a percentage of base salary, as the program in each of fiscal year 2008 and fiscal year 2009, as follows:

Position	Value of Award as a Percent of Base Salary
Chief Executive Officer	400%
Senior Vice President, Chief Financial Officer and Treasurer	200%
All other senior staff	120%

        Goals for this program include product revenue growth, new product introductions and return on adjusted net assets over the term of the program. The award for this program consists of restricted stock and non-qualified stock options.

        The long term incentive compensation program contains a "claw-back" provision that reverses the vesting of stock, option or cash awards if a subsequent material financial restatement results in the goals not being met. The conditions to the "claw back" provision have never been triggered to date.

        Equity Awards for New Senior Staff Hires.    Equity awards, in the form of stock option or restricted stock grants, have been made in connection with the hiring of individual members of the Company's senior staff. The number of shares of restricted stock or stock options awarded in the grant is determined by the Compensation Committee upon consultation with the Senior Vice President of Human Resources, upon consideration of market-based compensation benchmarks. None of the Named Executive Officers set forth in the Summary Compensation Table were hired by the Company during fiscal year 2009.

        Stock Ownership Guidelines.    The members of the Board of Directors, the Chief Executive Officer, the Senior Vice President, Chief Financial Officer and Treasurer and other members of the senior staff (who directly report to the Chief Executive Officer) are expected to build and hold a personal portfolio of the Company's common stock according to the following guidelines:

Position	Value of Stock Owned as a Percentage of Base Salary
Members of the Board of Directors	1,000% (Target based upon cash retainer)
Chief Executive Officer	300%
Senior Vice President, Chief Financial Officer and Treasurer	100%
Other senior staff directly reporting to the CEO	50%

        Each individual is given a four year period, measured from the later of the date the guidelines were adopted by the Board of Directors, in June 2005, and the date of hire or increase in compensation, as applicable, to achieve these targets. The group to which these guidelines apply is substantially in compliance with these guidelines, with the exception of one individual who has agreed to a plan to acquire shares to meet the applicable guidelines within the next year.

        Change in Control and Severance Benefit.    Although no change in control or change in senior staff assignments is contemplated at this time, we cannot predict the future. To ensure that our compensation package remains competitive with industry practice and that the incentives of the executives are further aligned with the best interests of the stockholders in the event of a change in control of the Company, the Company adopted a change in control and severance benefit agreement for the members of the senior staff as follows:

Benefit
Senior Staff Termination outside of a Change in Control	1X current annualized base salary
Senior Staff Termination following a Change in Control(1)	2X current annualized salary plus target bonus plus full vesting of all options and restricted stock then held by the executive
Change in Control (regardless of Termination)	Full vesting of all options and restricted stock held by the executive
Change in Control Protection Period	24 Months following a Change in Control

(1)
The change in control and severance benefits for the Chief Executive Officer are governed by an employment agreement which was adopted in February 2008, and which is discussed in the section named "Employment Contract for the Chief Executive Officer". For additional information on potential payments to Named Executive Officers in the event of a change in control, please see below in the section named "Potential Payments upon Termination or Change in Control".

Employment Contract for the Chief Executive Officer

        On February 7, 2008, the Board of Directors of the Company approved the terms of an employment agreement (the "Agreement") with its President and Chief Executive Officer, Anthony Fabiano. The Agreement contains provisions similar to those contained in Mr. Fabiano's November 3, 2005 change in control and severance benefit agreement and other agreements previously executed by Mr. Fabiano, which have been superseded by the Agreement.

        Under the terms of the Agreement, the Company is employing Mr. Fabiano for a three-year term, which commenced on February 7, 2008, and which will automatically renew for successive one-year terms, unless either the Company or Mr. Fabiano provides written notice that the Agreement shall not be renewed at least three months prior to the expiration of the then-current term. Mr. Fabiano will receive an annual base salary of $500,000, subject to increase as determined by the Board of Directors (acting through its independent directors). Mr. Fabiano will also be eligible to participate in the Company's long-term incentive programs, in accordance with the terms thereof, on a basis at least as favorable as other senior executives of the Company. Additionally, Mr. Fabiano will be eligible for an annual cash bonus with a target amount of 100% of his base salary and a maximum amount of 200% of his base salary. The amount paid will be determined based upon objective performance metrics set by the Board of Directors. In addition to participating in the Company's employee benefit plans, Mr. Fabiano will receive certain additional life insurance and supplemental long-term disability insurance benefits. The Company also reimburses Mr. Fabiano each year for the costs of an executive physical examination, up to $7,500 of financial planning and tax preparation expenses, and membership dues for two executive membership organizations, subject to reasonable substantiation and documentation. The agreement also obligates the Company to provide Mr. Fabiano with any other perquisites on a basis that is no less favorable than provided to other similarly situated senior level executives of the Company.

        The Agreement also provides Mr. Fabiano with severance benefits if his employment is terminated under certain circumstances. Specifically, in the event the Company terminates Mr. Fabiano's employment without "cause" or if Mr. Fabiano resigns from his employment for "good reason" (as each such term is defined in the agreement), he is entitled to receive his pro rata bonus for the fiscal year in which the termination occurred, a lump sum payment equal to two times the sum of his base salary and target bonus in the year of termination and the Company will continue to pay the premium cost of medical and dental insurance and provide certain life insurance benefits for up to 18 months. If Mr. Fabiano's employment terminates by reason of his death, he is entitled to a lump sum payment equal to two times the average of his last three years of base salary, a pro rata bonus for the fiscal year in which death occurs and the Company will continue to pay the premium cost of medical and dental insurance for his eligible dependents for up to 18 months. If Mr. Fabiano's employment terminates by reason of his disability, the Company will pay his pro rata bonus for the fiscal year in which disability occurred and will continue to pay the premium cost of medical and dental insurance for up to 18 months and provide certain life insurance benefits for 18 months. For each of the above scenarios, any of Mr. Fabiano's outstanding and unvested stock-based awards shall become vested and exercisable or have the restrictions lifted pursuant to the respective agreements under which such awards were issued.

        Mr. Fabiano is also entitled to receive change in control benefits if the Company terminates his employment without "cause" or he terminates his employment for "good reason" (as each such term is defined in the agreement) within two years following a change in control of the Company. In that instance, Mr. Fabiano would be entitled to receive his pro rata bonus for the fiscal year in which termination occurs, a lump sum payment equal to 2.9 times the sum of his base salary and target bonus in the year of termination, and the Company will continue to pay the premium cost of continued medical and dental insurance and provide certain life insurance benefits for three years. In addition, all of Mr. Fabiano's outstanding and unvested stock-based awards shall immediately become vested and exercisable or have the restrictions lifted, notwithstanding the terms of the respective agreements under which they were issued. In the event that any of Mr. Fabiano's stock-based awards are not assumed or replaced upon a change in control of the Company, all such awards that are unvested shall become vested and exercisable or have the restrictions lifted immediately prior to the change in control, regardless of whether or not Mr. Fabiano's employment has been terminated. The change in control benefits may be reduced as necessary to minimize imposition of any tax under Section 4999 of the Internal Revenue Code of 1986, as amended.

        All severance benefits other than those paid in the event of termination by reason of Mr. Fabiano's death are conditioned upon his signing a release of claims and complying with certain non-disparagement obligations. All severance benefits will be paid in accordance with Section 409A of the Internal Revenue Code of 1986, as amended.

        Mr. Fabiano is required to protect the secrecy of the Company's confidential information. Further, the Agreement contains an assignment of rights to intellectual property provision, as well as non-competition and employee and customer non-solicitation obligations extending for the duration of employment and for one year after his employment terminates, unless Mr. Fabiano's employment is terminated by the Company without cause or he resigns for good reason within two years following a change in control.

        Other Named Executive Officers do not have employment agreements, but are covered by a change in control and severance benefit agreement, discussed in the section named "Potential Payments upon Termination or Change in Control".

Perquisites

        The Company provides to members of its senior staff an annual executive physical, executive life insurance and business class travel for international trips over 10 hours. Additional perquisites, in the form of reimbursement for executive club membership dues and financial planning and tax preparation expenses, along with supplemental long-term disability benefits, are provided to our Chief Executive Officer under his employment agreement with the Company. In addition, in May 2008, the Board of Directors, acting through its independent directors approved to Mr. Fabiano, in lieu of the customary vacation accrual, a non-cash five week vacation allotment, awarded at the beginning of each calendar year, with no carry-over of any unused vacation time to the following year. The total value of these perquisites for each member of the senior staff other than Mr. Fabiano does not exceed $10,000. Additional information about Mr. Fabiano's perquisites is set forth in the Summary Compensation Table.

Relationship of each Compensation Element

        The base salary, annual cash bonus, long term incentive and stock ownership components of our executive compensation programs put a strong emphasis on rewarding the executive for achieving the short term and long term business results that will build the fundamental value of the Company. Base salaries are intended to be competitive with executives in similar types and size range of companies. The "at risk" performance nature of the annual bonus and long term incentive constitute the majority of the executives' total compensation package. Stock ownership guidelines further align the executives' interests with those of the stockholders. Taken together we believe that these elements align the executives' total compensation with sustainable increase in the fundamental value of the Company over time.

        Further, we believe that the change in control and severance benefits are appropriate for the competitive and volatile marketplace in which we compete and ensure that the Company can attract and retain the best executive talent available.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to a Company's chief executive officer and its other three officers (other than the chief financial officer) whose compensation is required to be disclosed to our stockholders under the Securities Exchange Act of 1934 by reason of being among the most highly compensated officers. Qualified performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential effects of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interest of the Company and our stockholders.

Compensation Committee Report

        The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis as required by the applicable securities regulations with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K.

        This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 of the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

Report Submitted By: Mr. Denis Brown (Chairman), Dr. Roger Heinisch and Mr. Carl Vogt

Summary Compensation Table

        The table below shows the annual compensation of our principal executive officer, principal financial officer and our next three most highly compensated executive officers (the "Named Executive Officers") for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)
Anthony R. Fabiano	2009	515,000	883,000	1,465,000	157,000	77,000	3,097,000
President and Chief Executive	2008	498,000	—	616,000	202,000	11,000	1,327,000
Officer	2007	399,000	687,000	550,000	353,000	12,000	2,001,000
Kenneth A. Breur	2009	225,000	166,000	183,000	20,000	11,000	605,000
Senior Vice President, Product	2008	200,000	—	81,000	84,000	8,000	373,000
Management and Engineering	2007	200,000	173,000	80,000	191,000	8,000	652,000
Joseph Callerame	2009	235,000	164,000	211,000	23,000	12,000	645,000
Senior Vice President,	2008	230,000	—	93,000	87,000	10,000	420,000
Science and Technology	2007	225,000	195,000	94,000	154,000	9,000	677,000
Kenneth J. Galaznik	2009	261,000	243,000	376,000	38,000	19,000	937,000
Senior Vice President, Chief	2008	230,000	—	159,000	324,000	9,000	722,000
Financial Officer and	2007	219,000	248,000	139,000	421,000	9,000	1,036,000
Treasurer
Robert G. Postle	2009	255,000	238,000	219,000	24,000	7,000	743,000
Senior Vice President,	2008	235,000	—	94,000	86,000	6,000	421,000
Worldwide Sales and	2007	225,000	241,000	101,000	206,000	7,000	780,000
Marketing

(1)
Non-Equity Incentive Plan Compensation represents incentive compensation received for the indicated fiscal year under the Company's performance-based annual bonus compensation program and compensation expense recognized for financial reporting purposes during the indicated fiscal year related to the cash component of the Company's performance-based long-term incentive compensation program. For additional information on these programs, please see the section herein named "Compensation Discussion and Analysis—Executive Compensation Program".

(2)
Amounts shown in the Stock Awards column represents compensation expense recognized for financial reporting purposes during the fiscal year indicated in accordance with SFAS 123 R related to the awards of performance-based restricted shares granted. A discussion of the assumptions used in calculation the amounts in this column may be found in Note 6 of the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2009 filed with the SEC on June 15, 2009.

(3)
Amounts shown in the Option Awards column represent compensation expense recognized for financial reporting purposes during the fiscal year indicated in accordance with SFAS 123 R related to the awards of performance-based and service-based stock option awards granted. A discussion of the assumptions used in calculation the amounts in this column may be found in Note 1 of the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2009 filed with the SEC on June 15, 2009.

(4)
All Other Compensation includes the value of stock dividends received on restricted stock, payments by the Company for life insurance premiums, matching contributions to the employee's 401(k) account, costs for annual physical examination for Mr. Fabiano and $22,000 for annual membership dues for Mr. Fabiano for certain business organizations.

Grants of Plan-Based Awards in Fiscal Year 2009

        The following table provides information on all plan-based awards granted in the fiscal year ended March 31, 2009 to the Named Executive Officers. All stock-based awards granted in fiscal year 2009 were issued from the 2005 Equity and Incentive Plan. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at 2009 Fiscal Year End table.

					Estimated future payouts under equity incentive plan awards (# of shares)				Grant date fair value of stock and option awards(3) ($/share)
		Estimated future payouts under non-equity incentive plan awards ($)						Exercise or base price of option awards ($/share)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Anthony R. Fabiano	(1)	—	$515,000	$1,029,000
	(2)	416,000	832,000	832,000
	6/12/08				10,892	21,784	21,784	—	$51.56
	6/12/08				2,930	5,860	5,860	$51.56	$21.30
Kenneth A. Breur	(1)	—	$113,000	$226,000
	(2)	50,000	100,000	100,000
	6/12/08				1,308	2,615	2,615	—	$51.56
	6/12/08				352	704	704	$51.56	$21.30
Joseph Callerame	(1)	—	$118,000	$235,000
	(2)	57,000	114,000	114,000
	6/12/08				1,490	2,980	2,980	—	$51.56
	6/12/08				401	802	802	$51.56	$21.30
Kenneth J. Galaznik	(1)	—	$169,000	$340,000
	(2)	105,000	209,000	209,000
	6/12/08				2,739	5,478	5,478	—	$51.56
	6/12/08				737	1,474	1,474	$51.56	$21.30
Robert G. Postle	(1)	—	$166,000	$332,000
	(2)	63,000	125,000	125,000
	6/12/08				1,643	3,286	3,286	—	$51.56
	6/12/08				442	884	884	$51.56	$21.30

(1)
Amounts shown are estimated payouts for fiscal year 2009 for the Named Executive Officers under the performance-based annual bonus compensation program. Target amounts are based on a percentage of the individual's 2009 base salary as outlined in the Compensation Discussion and Analysis above. The Maximum amounts are based on 200% of the Named Executive Officers base salary for fiscal year 2009. No Threshold amount is reflected as no bonus would be paid if certain target levels are not achieved. Actual amounts received are reflected in the Summary Compensation Table above.

(2)
Amounts shown represents the value of cash awards granted under the cash component of the long-term incentive plan outlined in the Compensation Discussion and Analysis. Threshold levels represent 50% of the total potential award as under the terms of the incentive program; if no performance targets are achieved, half of the unvested value of the long term incentive compensation cliff vests and the remainder is forfeited at the end of the five year term. Target amounts are based on a percentage of the individual's long-term incentive plan award as outlined in the Compensation Discussion and Analysis above.

(3)
The Grant Date Fair Value column represents the fair value of option awards calculated using the Black-Scholes option pricing model. The assumptions used to calculate the value of the option awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2009 filed with the SEC on June 15, 2009. The fair values reported for stock awards are equal to the market price per share of the Company's common stock on the date of grant.

Outstanding Equity Awards at 2009 Fiscal Year End

        The following table sets forth information regarding the number of equity awards held by the Named Executive Officers at March 31, 2009.

	Option Awards								Stock Awards
Name	Number of securities underlying unexercised Options (#) Exercisable		Number of securities underlying unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Incentive Plans: Number of shares or units that have not yet vested (#)		Incentive Plans: Market value of shares or units that have not yet vested ($)
Anthony R. Fabiano	16,106	(1)	—	—		$39.06	12/2/04	12/2/14	—		—
	2,797	(2)	—	—		$53.55	11/1/05	11/1/15	—		—
	3,734	(3)	—	—		$52.82	6/20/06	6/20/16	—		—
	2,596	(3)	—	5,193	(4)	$61.45	8/15/07	8/15/17	19,529	(4)	$1,090,000
	419	(3)	—	839	(4)	$60.66	9/14/07	9/14/17	—		—
	—		—	5,860	(4)	$51.56	6/12/08	6/12/18	21,784	(4)	$1,215,000
Kenneth A. Breur	560	(3)	—	—		$52.82	6/20/06	6/20/16	—		—
	312	(3)	—	623	(4)	$61.45	8/15/07	8/15/17	2,345	(4)	$131,000
	50	(3)	—	101	(4)	$60.66	9/14/07	9/14/17	—		—
	—		—	704	(4)	$51.56	6/12/08	6/12/18	2,615	(4)	$146,000
Joseph Callerame	16,000	(1)	—	—		$11.35	9/20/01	9/20/11	—		—
	10,000	(1)	—	—		$15.65	4/15/04	4/15/14	—		—
	13,500	(1)	—	—		$39.06	12/2/04	12/2/14	—		—
	481	(2)	—	—		$53.55	11/1/05	11/1/15	—		—
	630	(3)	—	—		$52.82	6/20/06	6/20/16	—		—
	359	(3)	—	717	(4)	$61.45	8/15/07	8/15/17	2,697	(4)	$151,000
	58	(3)	—	115	(4)	$60.66	9/14/07	9/14/17	—		—
	—		—	802	(4)	$51.56	6/12/08	6/12/18	2,980	(4)	$166,000
Kenneth J. Galaznik	1,000	(1)	—	—		$10.34	7/21/03	7/21/13	—		—
	1,000	(1)	—	—		$13.08	11/20/03	11/20/13	—		—
	6,000	(1)	—	—		$39.06	12/2/04	12/2/14	—		—
	23,333	(1)	—	—		$44.35	2/25/05	2/25/15	—		—
	673	(2)	—	—		$53.55	11/1/05	11/1/15	—		—
	1,027	(3)	—	—		$52.82	6/20/06	6/20/16	—		—
	598	(3)	—	1,195	(4)	$61.45	8/15/07	8/15/17	4,495	(4)	$251,000
	96	(3)	—	193	(4)	$60.66	9/14/07	9/14/17	—		—
							11/23/07	11/23/10	800	(6)	$45,000
	—		—	1,474	(4)	$51.56	6/12/08	6/12/18	5,478	(4)	$305,000
Robert G. Postle	9,000	(1)	—	—		$39.06	12/2/04	12/2/14	—		—
	535	(2)	—	—		$53.55	11/1/05	11/1/15	—		—
	630	(3)	—	—		$52.82	6/20/06	6/20/16	—		—
	370	(3)	—	741	(4)	$61.45	8/15/07	8/15/17	2,785	(4)	$155,000
	60	(3)	—	119	(4)	$60.66	9/14/07	9/14/17	—		—
	—		—	884	(4)	$51.56	6/12/08	6/12/18	3,286	(4)	$183,000

(1)
Option grant vested in three annual installments from date of grant.

(2)
Options are part of a performance-based award which vested 3/31/07 upon achievement of performance goals.

(3)
Options are part of performance-based awards which vested 3/31/09 upon achievement of performance goals.

(4)
Awards vest upon attainment of performance-based goals over a five year period. If performance goals not met within the five year period, 50% of unvested options vest at that time.

(5)
Market value of stock awards is calculated by multiplying the closing price of the Company's common stock on March 31, 2009, the last day of the Company's fiscal year 2009, by the number of shares of stock constituting the award.

(6)
Grant vests in three annual installments from date of grant.

Option Exercises and Stock Vested in Fiscal Year 2009

        The following table sets forth information regarding the number of shares acquired and value realized for stock options exercised and restricted stock awards vested during fiscal year 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Anthony R. Fabiano	7,833	$419,567	23,399	$1,305,664
Kenneth A. Breur	5,888	114,861	3,218	179,565
Joseph Callerame	—	—	3,649	203,633
Kenneth J. Galaznik	—	—	5,997	334,633
Robert G. Postle	—	—	3,693	206,070

Potential Payments upon Termination or Change in Control

        Mr. Fabiano's employment agreement contains change in control and severance benefit provisions and the other Named Executive Officers have change in control and severance benefit agreements ("CIC Agreements") with the Company.

Termination Following a Change in Control

        With respect to Mr. Fabiano, pursuant to the terms of his employment agreement if Mr. Fabiano is terminated or leaves the Company for good reason, as defined in the employment agreement, within two years following a change in control of the Company, Mr. Fabiano will be eligible to receive (A) a pro-rata bonus for the fiscal year in which the termination occurs calculated based on his target bonus for such year under the Company's performance-based annual bonus compensation program and the number of days in such year that Mr. Fabiano was employed, (B) a payment equal to 2.9 times the sum of his then current annualized base salary plus his annual target bonus, (C) the payment or continuation of health benefits and life insurance coverage for up to three years and (D) the vesting of all options and restricted stock then held by Mr. Fabiano. Mr. Fabiano's employment agreement defines "good reason" as:

  •
  Any action by the Company which results in a diminution of Mr. Fabiano's position, titles, reporting relationship, authority, duties or responsibilities, subject to certain specified exceptions;

  •
  A diminution in Mr. Fabiano's rate of annual base salary or bonus opportunity;

  •
  The Company's requiring Mr. Fabiano to be based in any office or location that is more than twenty-five (25) miles from his then-current base office or work location, unless the new location is closer to his residence; or

  •
  Any other action or inaction that constitutes a material breach of his employment agreement by the Company.

        Mr. Fabiano's change in control provisions as discussed herein, will expire February 7, 2011, but shall be automatically renewed for one-year terms per the terms of his employment agreement. Mr. Fabiano's employment agreement is discussed above under the heading "Employment Contract of the Chief Executive Officer".

        With respect to the other Named Executive Officers, pursuant to the terms of their CIC Agreements, (i) if a designated executive is terminated or leaves the Company for good reason as defined in the CIC Agreements, within two years following a change in control of the Company, such executive will be eligible to receive (A) a payment equal to two times such executive's then current annualized base salary plus his annual target bonus, (B) the payment or continuation of health benefits for up to eighteen months and (C) the vesting of all options and restricted stock then held by the executive. The CIC Agreements define "good reason" as:

  •
  Any action by the Company which results in a diminution of position, title, reporting relationship, authority, duties or responsibilities of the executive, subject to certain specified exceptions;

  •
  A diminution in the executive's annual base salary, bonus opportunity, long-term incentive opportunities or certain benefit opportunities, each subject to certain specified exceptions; or

  •
  The Company's requiring the executive to be based in any office or location that is more than twenty-five (25) miles from his or her then-current base office or work location, unless the new location is closer to his or her residence.

        In addition to the benefits discussed above, in fiscal year 2009, the Company provided Mr. Fabiano and the other Named Executive Officers a cash component part of the Company's long-term incentive compensation program. Under the terms of the agreement governing this cash award, the award may be accelerated in the event of a change in control, regardless of termination of employment, as defined in the agreement.

        Estimated amounts payable in the event of termination following a change in control are as follows:

Name	Cash(1)(2)	Value of Accelerated Equity Awards(3)
Anthony R. Fabiano	$3,917,000	$2,330,000
Kenneth A. Breur	$819,000	$280,000
Joseph Callerame	$852,000	$320,000
Kenneth J. Galaznik	$1,099,000	$607,000
Robert G. Postle	$1,015,000	$343,000

(1)
Cash payment amounts are based on the following components:

a.
Base pay using salary in effect at March 31, 2009, the last day of the Company's fiscal year;

b.
Annual target bonus calculated by taking current salary multiplied by target cash bonus percentage;

c.
Health benefits based on current COBRA rates;

d.
For Mr. Fabiano, life insurance premiums of $5,000 annually; and

e.
Value of current non-vested cash award under the long-term incentive plans.

(2)
Amounts shown in the table assume that the termination occurred on March 31, 2009, the last day of the Company' s fiscal year 2009.

(3)
Assumes stock price of $55.80, which was the closing price of our stock on March 31, 2009, the last trading day of the Company's fiscal year.

Change in Control without Regard to Termination

        Under Mr. Fabiano's employment agreement and the CIC Agreements, if a change in control occurs and the applicable executive's stock-based awards are not assumed or replaced in connection with such change in control, all then-unvested options and restricted stock held by such executive shall immediately be vested and exercisable or have any restrictions lifted, regardless of any termination of employment.

        Estimated amounts payable in the event of a change in control, without regard to any termination of employment, are as follows:

Name	Value of Accelerated Equity Awards(3)
Anthony R. Fabiano	$2,330,000
Kenneth A. Breur	$280,000
Joseph Callerame	$320,000
Kenneth J. Galaznik	$607,000
Robert G. Postle	$343,000

Termination Outside of a Change in Control

  Termination without Cause or Departure for Good Reason

        In the event Mr. Fabiano is terminated by the Company without cause or leaves the Company for good reason, he will be eligible to receive (A) a pro-rata bonus for the fiscal year in which the termination occurs calculated based on the target bonus for such year and the number of days in such year that Mr. Fabiano was employed, (B) a payment equal to two times the sum of his then current annualized base salary and target bonus and (C) the payment or continuation of health benefits and life insurance coverage for eighteen months. The foregoing payments, to the extent they constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, will be reduced to the extent necessary to avoid an excise tax under Section 4999 of the Code. Any of Mr. Fabiano's outstanding and unvested stock-based awards shall become vested and exercisable or have the restrictions lifted pursuant to the respective agreements under which such awards were issued.

        In the event a designated Named Executive Officer other than Mr. Fabiano is terminated by the Company without cause or leaves for good reason, he will be eligible to receive (A) a payment equal to one times such executive's then current annualized base salary and (B) the payment or continuation of health benefits for up to one year.

  Termination due to Death

        In the event of Mr. Fabiano's death during the term of his employment agreement, his employment will be immediately and automatically terminated and his designated beneficiary or estate will be entitled to receive (A) a lump-sum payment equal to two times the average of each of the last three years of his base salary, (B) a pro-rata bonus for the fiscal year in which the termination occurs calculated based on the target bonus for such year and the number of days in such year that Mr. Fabiano was employed and (C) the payment of health insurance coverage for his dependents for up to eighteen months. Any of Mr. Fabiano's outstanding and unvested stock-based awards shall become vested and exercisable or have the restrictions lifted pursuant to the respective agreements under which such awards issued.

        In the event of the death of a Named Executive Officer, other than Mr. Fabiano, during the term of his employment agreement, the executive's employment will be immediately and automatically terminated and his designated beneficiary or estate will be entitled to receive (A) a payment equal to one times such executive's then current annualized base salary and (B) the payment or continuation of health benefits for his dependents for up to one year.

  Termination due to Disability

        In the event Mr. Fabiano's employment is terminated due to his disability, he will be entitled to receive (A) a pro-rata bonus for the fiscal year in which the termination occurs calculated based on the target bonus for such year and the number of days in such year that Mr. Fabiano was employed and (B) the payment or continuation of health benefits and life insurance coverage for up to eighteen months. Any of Mr. Fabiano's outstanding and unvested stock-based awards shall become vested and exercisable or have the restrictions lifted pursuant to the respective agreements under which such awards were issued.

        Estimated amounts payable in the event of a termination outside of a change in control are as follows:

	Termination without Cause or Departure for Good Reason(1)	Termination due to Death(1)	Termination due to Disability(1)
Anthony R. Fabiano	$2,148,000	$2,148,000	$66,000
Kenneth A. Breur	$364,000	$364,000	—
Joseph Callerame	$373,000	$373,000	—
Kenneth J. Galaznik	$449,000	$449,000	—
Robert G. Postle	$449,000	$449,000	—

(1)
Cash payment amounts are based on the following components:

a.
Base pay using salary in effect at March 31, 2009, the last day of the Company's fiscal year;

b.
Annual target bonus calculated by taking current salary multiplied by target cash bonus percentage;

c.
Health benefits based on current COBRA rates; and

d.
For Mr. Fabiano, life insurance premiums of $5,000 annually.

        Additionally, all cash payment amounts are calculated assuming termination on last day of fiscal year therefore no pro-rata bonus payment is included.

        The entitlement of each the Named Executive Officers to the benefits described in this section (other than death benefits in the case of Mr. Fabiano) is conditioned on his signing a release of claims against the Company and his refraining from making disparaging statements about the Company and its affiliates. Mr. Fabiano's employment agreement and the CIC Agreements also contain provisions requiring Mr. Fabiano and the other Named Executive Officers, as applicable, to comply with certain non-competition and non-solicitation restrictions for a period of time after termination of employment. In addition, these agreements provide that payment of benefits may be subject to certain limitations and restrictions imposed by Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and, in the case of a change in control, to reduction in order to avoid the application of the excise tax under Section 4999 of the Code.

        In February 2008, the Board of Directors renewed the protection afforded under the CIC Agreements to Mr. Fabiano and the other Named Executive Officers for an additional three years. This was accomplished for Mr. Fabiano through the execution of the above-referenced employment agreement, and for the other Named Executives through the modification of the existing CIC Agreements.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended March 31, 2009, the Company's Compensation Committee consisted of Dr. Roger Heinisch, Mr. Denis Brown and Mr. Carl Vogt. Other than Dr. Roger Heinisch, who served as Interim President and Chief Executive Officer of the Company from May 2003 to September 2003, none of the Compensation Committee's current or former members has at any time been an officer or employee of the Company. None of the Company's executive officers serve or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on the Company's Board or Compensation Committee.

Policies and Procedures with Respect to Related Party Transactions

        The Company has adopted a policy that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including the applicable securities regulations and NASDAQ Stock Market Rules. Current securities regulations define a related party transaction to include any transaction, arrangement or relationship in which the Company is a participant and in which any of the following persons has or will have a direct or indirect interest:

  •
  an executive officer, director or director nominee of the Company;

  •
  any person who is known to be the beneficial owner of more than 5% of the Company's common stock;

  •
  any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company's common stock; or

  •
  any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

        In addition, the Nominating and Corporate Governance Committee is responsible for reviewing and investigating any matters pertaining to the integrity of officer and directors, including conflicts of interest and adherence to the Company's Code of Business Conduct and Ethics. Under the Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Likewise, under the Code of Business Conduct and Ethics, the knowing failure of an employee, officer or director to disclose conflicts of interest can subject such individual to disciplinary action, including dismissal or removal from office

        All related party transactions shall be disclosed in the Company's applicable filings with the SEC as required under SEC rules.

Certain Relationships and Related Party Transactions

        There were no related party transactions during fiscal year 2009 required to be reported pursuant to this item.

 PROPOSAL NO. 2

INCREASE IN AUTHORIZED SHARES UNDER THE 2005 EQUITY AND INCENTIVE PLAN

        The Board of Directors voted to amend the Company's 2005 Equity and Incentive Plan (the "2005 Plan" or the "Plan") on July 20, 2009, subject to stockholder approval, to increase the maximum number of shares available to be issued under the 2005 Plan from 1,000,000 to 1,250,000, and is seeking the approval of the amendment to the 2005 Plan at the 2009 Annual Meeting of Stockholders of the Company. As of June 30, 2009, 165,989 shares remain available for issuance pursuant to the 2005 Plan. A majority of the votes properly cast at the Meeting is required for approval of the amendment to the 2005 Plan. The Board recommends that stockholders vote for such approval. The 2005 Plan is an important part of the Company's compensation program and the Board of Directors believes it is essential to the Company's ability to attract and retain highly qualified employees in an extremely competitive environment in which employees view equity incentives as an important component of their compensation. The 2005 Plan provides the Company with flexibility to issue restricted stock, restricted stock units, incentive and nonstatutory options, cash awards and stock appreciation rights.

        The 2005 Plan was approved by the stockholders on September 15, 2005 and an amendment was approved by the stockholders on September 11, 2008. Effective as of July 23, 2009, the Board of Directors approved and ratified an amendment to Section 10(m) of the 2005 Plan, which did not require stockholder approval. The following is a summary of certain material features of the 2005 Plan and is qualified in its entirety by reference to the full text of the 2005 Plan, and any amendments thereto, which is set forth as Appendix A to this Proxy Statement.

        The proposed amendment does not modify the existing 2005 Plan in any respect other than to increase the number of shares available under the 2005 Plan from 1,000,000 to 1,250,000.

Principal Features of the 2005 Plan

Purpose

        The purpose of the 2005 Plan is to (1) provide long-term incentives and rewards to employees, officers, directors and consultants of the Company and its affiliates who are in a position to contribute to the long-term success and growth of the Company and its affiliates, (2) assist the Company and its affiliates in attracting and retaining persons with the requisite experience and ability and (3) more closely align the interests of the participants in the 2005 Plan with the interests of the Company's stockholders.

Administration

        Awards under the 2005 Plan (other than awards to the Company's Chief Executive Officer, which are made by the independent members of the Board of Directors) are made by the Compensation Committee, which has been designated by the Company's Board of Directors to administer the 2005 Plan. The Compensation Committee determines which eligible persons shall receive an award and the terms and conditions of each award, including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award, the vesting schedule and the term. The Compensation Committee may also modify or amend awards and make all other determinations and interpretations under the 2005 Plan. Subject to certain limitations, the Compensation Committee may delegate to one or more of the Company's executive officers the power to make awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 the power to make awards to participants, provided that the Compensation Committee will fix the maximum amount of such awards for all participants and a maximum for any one participant, and such other features of the awards as required by law.

Eligibility

        While incentive stock options may only be granted to employees of the Company or a subsidiary (including officers and directors who are also employees), all other awards may be granted to employees, officers, directors, and consultants of the Company or any affiliate. As of June 30, 2009, the Company had approximately 376 employees, nine officers, and seven non-employee directors that would be eligible to receive awards under the 2005 Plan.

Shares Issuable under the 2005 Plan, Share Counting and Individual Limitations

        An aggregate of 1,000,000 shares of Common Stock were available for grants of awards under the 2005 Plan. As of June 30, 2009, 165,989 shares remain available for issuance pursuant to the 2005 Plan. The amendment to the 2005 Plan would increase the maximum number of shares of Common Stock available for sale under the 2005 Plan to 1,250,000. Shares subject to awards of options or stock appreciation rights count against this limit as one share for every share subject to the award, but shares subject to all other types of awards under the 2005 Plan count against this limit as 1.5 shares for every share subject to the award. Shares subject to awards that are canceled, terminated, expired, forfeited, lapsed, or settled in cash, shall again be available for issuance under the 2005 Plan. Shares tendered as payment of exercise or withheld to satisfy tax withholding obligations or repurchased by the Company using proceeds from options shall not be available for future issuance. Equitable adjustments will be made to the number of shares available for issuance under the 2005 Plan in the event of stock dividends, recapitalization, stock split, and the like.

        All of the shares available under the 2005 Plan will be available for issuance upon exercise of incentive stock option awards. No single participant may receive in any fiscal year awards for more than 250,000 shares of Common Stock, except that in the first year of employment awards for an additional 250,000 shares of Common Stock may be granted. As to awards settled in cash intended to qualify as "performance-based compensation", no more than $2,500,000 per year may be paid to any single participant.

Description of Available Awards

        The 2005 Plan provides for the following basic types of awards:

        Stock Options.    The Compensation Committee may grant options to purchase shares of Common Stock that are either incentive stock options (ISOs) eligible for the special tax treatment described below, or nonstatutory stock options (NSOs). No option may have an exercise price that is less than the fair market value of the Common Stock on the date of grant. The Compensation Committee may establish exercise periods in the option agreement, provided that no options may be exercised after the expiration of ten years from the grant date. If no specific periods are specified, an option shall remain exercisable for three months following the date the participant ceases to be a service provider, but in no event after the expiration of the term of the option. In the event of a termination due to death or disability, or if the participant dies within three months following termination, then, in the absence of specified periods in the option agreement, the option will be exercisable for twelve months from the date the participant ceases to be a service provider, but in no event after the expiration of the term. The Compensation Committee may not provide exercise periods longer than three years following the termination of service.

        Reload features—which provide for automatic grants of additional or replacement options upon exercise—are prohibited.

        An option may be exercised by the payment of the option price in cash, by actual delivery or attestation of ownership of shares of Common Stock owned by the participant, by retaining shares of Common Stock otherwise issuable upon exercise of the option, for consideration received by the

Company under a broker-assisted cashless exercise program, or for such other lawful consideration as the Compensation Committee may determine.

        Additional restrictions apply to the granting of ISOs. ISOs may only be granted to employees. The aggregate fair market value of all shares subject to ISO awards exercisable for the first time by a participant during any calendar year may not exceed $100,000. Ten percent holders of the Company's stock may not receive ISOs unless the exercise price is at least 110% of the fair market value on the date of grant and the option expires no later than five years from grant.

        Stock Appreciation Rights.    The Compensation Committee may grant Stock Appreciation Rights (SARs), where the participant receives cash or shares of Common Stock equal in value to the difference between the exercise price of the SAR and the fair market value of the Common Stock on the date of exercise multiplied by the number of shares with respect to which the SAR is being exercised. SARs may be granted in tandem with options (at or after award of the option) or alone and unrelated to an option. SARs in tandem with an option terminate to the extent that the related option is exercised, and the related option terminates to the extent that the tandem SAR is exercised. The exercise price of an SAR may not be less than the fair market value of the Common Stock on the date of grant or, in the case of a tandem SAR, the exercise price of the related option. The discussion above of exercise periods applicable to options is also applicable to SARs.

        Restricted Stock.    The Compensation Committee may grant shares of Common Stock that may be subject to certain terms, conditions and restrictions, such as the requirement to pay a purchase price for the shares and restrictions on transfer during a period of time specified by the Compensation Committee.

        Restricted Stock Units.    The Compensation Committee may grant the right to receive shares of Common Stock (or the equivalent value in cash or other property) in the future that may be subject to certain terms, conditions and restrictions, such as the requirement to pay a purchase price for the units and forfeiture provisions. These awards are to be made in the form of "units," each representing the equivalent of one share of Common Stock, although they may be settled in either cash or stock. Restricted stock unit awards represent an unfunded and unsecured obligation of the Company.

General Provisions Applicable to Awards

        In setting the terms of each award, except as noted above, the Compensation Committee has full discretion to determine the number of shares or units subject to the award, the exercise price or other consideration, if any, to be paid by the participant, the term and exercise period of each option granted, the conditions under which and the time or times at which an option becomes exercisable or under which the option, shares or units may be forfeited to the Company, and the other terms and conditions of the award. The Compensation Committee may also grant awards subject to performance conditions, awards that come with dividends or dividend equivalents or cash awards that may be subject to certain terms, conditions and restrictions.

        The 2005 Plan provides that the Compensation Committee may use the following list of business criteria upon which it may establish performance goals for deductible performance-based awards made to covered persons: (1) increases in the price of the Common Stock, (2) market share, (3) sales, (4) revenue, (5) return on equity, assets, or capital, (6) economic profit (economic value added), (7) total shareholder return, (8) costs, (9) expenses, (10) margins, (11) earnings (including EBITDA) or earnings per share, (12) cash flow (including adjusted operating cash flow), (13) customer satisfaction, (14) operating profit, (15) net income, (16) research and development, (17) product releases, (18) manufacturing, or (19) any combination of the foregoing, including without limitation goals based on any of such measures relative to appropriate peer groups or market indices. Performance goals may be particular to a participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit in which the participant works, or on the Company's performance generally. The Compensation Committee has the authority to reduce (but not to increase) the amount payable at any given level of performance to take into account factors that the Compensation Committee may deem relevant.

        Awards granted under the 2005 Plan are not transferable other than as designated by will or the laws of descent and distribution and may exercised during the participant's lifetime only by the participant or their legal guardian or representative, unless otherwise determined by the Compensation Committee. Unless it would not adversely affect the participant or is otherwise permitted in the 2005 Plan, the Compensation Committee may not amend, modify or terminate any outstanding award without the consent of the participant.

Additional Restrictions

        The Compensation Committee may not authorize the making of loans to participants in connection with the grant or exercise of awards. The Company may not reprice options or SARs without stockholder approval. The 2005 Plan requires a vesting period for all restricted stock or restricted stock unit awards of at least three years, except for awards granted in lieu of cash; awards that satisfy a performance-based vesting schedule; and except in the cases of death, disability, retirement, change in control, termination by the Company. The 2005 Plan allows for restricted stock or restricted stock unit awards to consultants, directors or newly-hired employees and awards to vest up to 1,000 shares per year to have a shorter vesting schedule, provided that these awards shall not exceed 75,000 shares in the aggregate.

Change in Control

        Upon a change in control of the Company as defined by the Compensation Committee, the Compensation Committee may (1) provide for acceleration of time periods for exercise or payment of an award, (2) provide for payment to the participant of cash or other property equal to the amount that would have been received upon exercise or payment of the award had the award been exercised or paid upon the change in control, (3) adjust the terms of the award to reflect the change in control, (4) cause the award to be assumed, or new rights substituted for such award, by another entity, or (5) make such other provision as the Compensation Committee deems equitable to participants and in the best interests of the Company. The terms and conditions of awards need not be the same for each participant.

Amendment and Term of the 2005 Plan

        The Board may amend, suspend or terminate the 2005 Plan subject to any stockholder approval that the Board determines to be necessary or advisable to comply with any tax or regulatory requirements. Stockholder approval is required, however, if the Board materially amends the 2005 Plan to materially increase the number of shares that may be issued under the 2005 Plan, materially increase benefits to participants, materially expand the class of participants eligible to participate in the 2005 Plan, or expand the types of awards provided under the 2005 Plan. Subject to the special limitations on the repricing of stock options or SARs, the Compensation Committee has authority to amend outstanding awards, including changing the date of exercise and converting an ISO to an NSO, if the Compensation Committee determines that such action would not materially and adversely affect the participant or the action is specifically permitted by the 2005 Plan.

        Unless terminated earlier by the Board or extended by subsequent approval of the Company's stockholders, the term of the 2005 Plan will expire on September 15, 2015.

Awards under the 2005 Plan

        As noted above, awards under the 2005 Plan will be made at the discretion of the Compensation Committee other than awards to the Chief Executive Officer, which will be made by the Board, acting through its independent members. The Compensation Committee has not made any decisions on the amount and type of awards that are to be made to our employees in future years. The following table sets forth information concerning stock-related awards under the 2005 Plan to our named executive officers, executive officers as a group, non-executive directors as a group and non-executive officer employees as a group. Please refer to the section named "Compensation of the Named Executive Officers and Directors—Outstanding Equity Awards at 2009 Fiscal Year End" for further information on outstanding grants. This information may not be indicative of awards that will be made under the 2005 Plan in future years.

2005 Equity and Incentive Plan

Name and Position	Number of Option Awards Granted since inception of Plan (net of forfeitures)	Number of Stock Awards Granted since inception of Plan (net of forfeitures)
Anthony R. Fabiano	30,184	106,250
President and Chief Executive Officer
Kenneth A. Breur	3,949	13,955
Senior Vice President, Product Management and Engineering
Joseph Callerame	4,348	15,334
Senior Vice President, Science and Technology
Kenneth J. Galaznik	7,519	27,786
Senior Vice President, Chief Financial Officer and Treasurer
Robert G. Postle	4,697	16,587
Senior Vice President, Worldwide Sales and Marketing
Executive Group	39,629	41,239
Non-Executive Director Group	152,534	12,246
Non-Executive Officer Employee Group	211,617	19,455

        On June 30, 2009, the last reported sale price of our common stock on the NASDAQ Global Select Market was $69.12.

        No stock option or stock awards have been made under the 2005 Plan to any associate (as defined in Rule 14a-1 under the Exchange Act) of any current director, director nominee or current executive officer.

U.S. Federal Income Tax Consequences Relating to Awards

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2005 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

  Incentive Stock Options

        A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options". The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Nonstatutory Stock Options

        A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

  Stock Appreciation Rights

        A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Restricted Stock Awards

        A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Restricted Stock Units

        A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Tax Consequences to the Company

        There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

        The Compensation Committee has designed the 2005 Plan with the intention of satisfying Section 162(m) with respect to stock options and SARs granted to covered employees.

        In the case of restricted stock, restricted stock units and cash-based awards, Section 162(m) requires that the general business criteria of any performance goals that are established by the Compensation Committee be approved and periodically reapproved by stockholders (generally, every five years) in order for such awards to be considered performance-based and deductible by the employer. Generally, the performance goals must be established before the beginning of the relevant performance period. Furthermore, satisfaction of any performance goals during the relevant performance period must be certified by the Compensation Committee.

  Tax Withholding

        Participants shall be responsible for paying to the Company any taxes required by law to be withheld in respect of awards under the 2005 Plan. The Compensation Committee may permit the payment to be made in shares of Common Stock, including shared retained from the award creating the tax obligation.

Vote Required

        Approval of the amendment to the 2005 Plan will require a majority of the votes properly cast at the Meeting. Brokers do not have discretion to vote on this proposal without stockholder instruction. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal, other than to establish quorum. Unless marked to the contrary, proxies properly signed and returned will be voted "FOR" ratification of the amendment to the 2005 Plan.

The Board of Directors Recommends a Vote FOR this Proposal No. 2.

 PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Board of Directors has selected Caturano and Company, P.C., independent registered public accountants, to serve as independent registered public accountants for the Company for fiscal year 2010. Beginning the third quarter ended December 31, 2005, Caturano and Company, P.C., served as our independent registered public accountants and also provided certain tax services. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders. Representatives of Caturano and Company, P.C. are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Principal Accountants Fees and Services

Audit Fees

        Caturano and Company, P.C., in total, billed us an aggregate of approximately $369,000 in fees for professional services rendered in connection with the audit of our financial statements, and the reviews of the financial statements included in each of our three quarterly reports on Form 10-Q for and during the fiscal year ended March 31, 2009. Caturano and Company, P.C., in total, billed us an aggregate of approximately $360,000 in fees for professional services rendered in connection with the audit of our financial statements, and the reviews of the financial statements included in each of our three quarterly reports on Form 10-Q for and during the fiscal year ended March 31, 2008.

Tax Fees

        Caturano and Company, P.C., in total, billed us an aggregate of approximately $45,000 for tax compliance, tax advice and tax planning for the fiscal year ended March 31, 2009. Caturano and Company, P.C., in total, billed us an aggregate of approximately $89,000 for tax compliance, tax advice and tax planning for the fiscal year ended March 31, 2008.

Other Fees

        Caturano and Company, P.C., in total, billed us an aggregate of approximately $19,000 for professional services rendered in connection with the audit of our 401(K) plan for the plan year ended December 31, 2008. Caturano and Company, P.C., in total, billed us an aggregate of approximately $18,000 for professional services rendered in connection with the audit of our 401(k) plan for the plan year ended December 31, 2007.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has established a policy for the pre-approval of audit and non-audit services performed for the Company by the independent registered public accountants. The policy provides for general pre-approval of services and specific case-by-case approval of certain services, such as non-audit services (except for certain de minimus services as defined by applicable SEC regulations). The services that are pre-approved include audit services and audit-related services, such as employee benefit plan audit services, and may also include other services, such as tax related services. The Audit Committee does not delegate its responsibilities concerning pre-approval of services to management. The independent registered public accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval, and the fees for services performed to date.

        During the fiscal year ended March 31, 2009, no pre-approval requirements were waived for services included in the "Audit Fees" and "Tax Fees" captions above pursuant to the limited waiver provisions in applicable securities regulations.

Vote Required

        Ratification of the appointment of Caturano and Company, P.C., as our independent registered public accountant for fiscal year 2010 requires a majority of votes properly cast at the Meeting. Unless marked to the contrary, proxies properly signed and returned will be voted "FOR" ratification of the appointment of Caturano and Company, P.C. The ratification of this selection is not required under the By-laws of the Company or applicable law, but the results of this vote will be considered by the Board when making any future determination regarding Caturano and Company, P.C.

  The Board of Directors recommends a vote FOR this Proposal No. 3.

 AUDIT COMMITTEE REPORT

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report into such filing.

        The Audit Committee members are Dr. Hamilton Helmer (Chairperson), Mr. Denis Brown and Dr. Roger Heinisch. The Audit Committee assists the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal requirements and the performance of the Company's independent registered public accountants. The Company's management has primary responsibility for the Company's financial statements as well as maintaining and monitoring a system of appropriate internal controls.

        The Audit Committee has reviewed the Company's audited financial statements for the year ended March 31, 2009 and has discussed these financial statements with the Company's management and with Caturano and Company, P.C., the Company's independent registered public accounting firm. The Audit Committee has also reviewed and discussed with the Company's independent registered public accounting firm various communications that the Company's registered public accounting firm is required to provide to the Audit Committee, including the matters required by Statement on Auditing Standards 61 (Communications with Audit Committees). SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires the Company's registered public accounting firm to discuss with the Company's Audit Committee, among other things, the following:

  •
  auditor's responsibility under generally accepted auditing standards;

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  methods to account for significant unusual transactions;

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  audit adjustments that could either individually or in the aggregate have a significant effect on the entity's financial reporting process;

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  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

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  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

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  disagreements with management whether or not satisfactorily resolved, about matters that individually or in the aggregate could be significant to the entity's financial statements or the auditor's report.

        The Audit Committee has met with the Company's independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. Management has represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles.

        The Company's independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526, "Communication with Audit Committees Concerning Independence". Rule 3526 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the Company's independent registered public accounting firm the matters disclosed in such letter and their independence from the Company.

        The Audit Committee reviewed and discussed the requirements of, and the Company's compliance with, Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Oversight Board's Auditing Standards regarding the audit of internal control over financial accounting.

        Based on its discussions with management and the Company's independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company's Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2009.

Report Submitted By: Dr. Hamilton W. Helmer (Chairperson),
Mr. Denis Brown and Dr. Roger Heinisch

OTHER MATTERS

Stockholder Proposals and Director Nominations for 2010 Annual Meeting

        Proposals which stockholders intend to present at the Company's 2010 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than April 12, 2010. To submit a non-Rule 14a-8 proposal for the Company's 2010 Annual Meeting of Stockholders, the proposal must be received at the principal executive offices of the Company, to the attention of the Clerk of the Company, between May 8, 2010 and June 7, 2010. Alternatively, if such meeting is called for a date not within 30 days before or after September 10, 2010, then the proposal must be received on the 10th day following the earlier of (a) the day on which notice of the date of such meeting was mailed and (b) the date the Company publicly disclosed the date of such meeting. If a proponent fails to notify the Company by June 7, 2010 of a non-Rule 14a-8 stockholder proposal that it intends to submit at the Company's 2010 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter. The Company suggests that proposals be submitted by Certified Mail, Return Receipt Requested.

        For each matter proposed for the Annual Meeting, the proponent should provide (a) a brief description of the proposal and the reasons for addressing that proposal at the meeting, (b) the proponent's name and record address, (c) the class and number of shares of stock held by the proponent as of the record date for the meeting, (d) any material interest of the proponent in the proposal and (e) all other information that the proponent would have to include in a proxy statement if the proponent were to solicit proxies for the proposal under Regulation 14A of the Securities Exchange Act of 1934.

        Stockholder nominations for directors may be made only after giving timely notice in writing to the Clerk of the Company. In order to be timely given, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company between May 8, 2010 and June 7, 2010. Alternatively, if such meeting is called for a date not within 30 days before or after September 10, 2010, then the notice must be received on the 10th day following the earlier of (a) the day on which notice of the date of such meeting was mailed and (b) the date the Company publicly disclosed the date of such meeting. This stockholder's notice to the Clerk of the Company must state, as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation, if any, which are beneficially owned by the person, (iv) any other information regarding the nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to Regulation 14A of the Securities Exchange Act of 1934, and (v) the consent of each nominee to serve as a director of the corporation if so elected.

        The stockholder's notice to the Clerk of the Company must also state, as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a representation that the stockholder (and any party on whose behalf such stockholder is acting) is qualified at the time of giving such notice to have such individual serve as the nominee of such stockholder (and any party on whose behalf such stockholder is acting) if such individual is elected, accompanied by copies of any notifications or filings with, or orders or other actions by, and governmental authority which are required in order for such stockholder (and any party on whose behalf such stockholder is acting) to be so qualified, (v) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, and (vi) such other information regarding such stockholder as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Regulation 14A of the Securities Exchange Act of 1934.

        The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director. No person shall be eligible for election as a director unless nominated in accordance with the provisions set forth herein. The Chairman of the Board of Directors or other presiding officer of such meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the Company's directors, executive officers and beneficial holders of more than 10% of the Company's Common Stock to file initial reports of beneficial ownership of the Company's securities and reports of changes in beneficial ownership with the Securities and Exchange Commission. For fiscal year 2009, to the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that one report for Mr. Breur was filed late.

Incorporation by Reference

        To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled Compensation Committee Report, and Audit Committee Report shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

        The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2009 filed with the SEC, which provides additional information about the Company, is available on the Internet at www.as-e.com and to beneficial owners of the Common Stock without charge upon written request to the Investor Relations Department, American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, MA 01821.

Other Proposed Action

        The Board of Directors knows of no other matters that are to be presented at the Meeting. If however, any other business should properly come before the Meeting, the persons named in the enclosed proxy intend to vote such proxy upon such matters in accordance with their best judgment.

By Order of the Board of Directors,

Patricia A. Gray Senior Vice President, General Counsel and Clerk

 APPENDIX A

AMERICAN SCIENCE AND ENGINEERING, INC.

2005 EQUITY AND INCENTIVE PLAN

1.     Purposes of the Plan

        The purposes of the American Science and Engineering, Inc. 2005 Equity and Incentive Plan (the "Plan") are (i) to provide long-term incentives and rewards to those employees, officers, directors, and consultants of American Science and Engineering, Inc. (the "Company") and its Affiliates (as defined below) who are in a position to contribute to the long-term success and growth of the Company and its Affiliates, (ii) to assist the Company and its Affiliates in attracting and retaining persons with the requisite experience and ability, and (iii) to more closely align the interests of such employees, officers, directors, and consultants with the interests of the Company's stockholders.

2.     Definitions

        "Affiliate" means any business entity in which the Company holds, directly or indirectly, an equity, profits, or voting interest of 30% or more, and includes any Subsidiary.

        "Applicable Law" means the applicable requirements relating to the administration of equity compensation plans under Massachusetts state corporate law, federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, employment laws, and the applicable laws of any foreign jurisdiction where Awards are or will be granted.

        "Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Cash Award, or Foreign National Award granted under the Plan. Awards may be granted for services to be rendered or for past services already rendered to the Company or any Affiliate.

        "Cash Award" means an Award granted to a Participant pursuant to Section 10(d) of the Plan that is payable in cash and that may be subject to certain terms, conditions, and restrictions.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

        "Committee" means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. To the extent that the Board determines it's desirable to qualify Awards granted to Covered Employees under the Plan as "performance-based compensation" within the meaning of Section 162(m) of the Code, then each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code. To the extent that the Board determines it desirable to qualify Awards granted by the Committee to a Reporting Person under the Plan as exempt under Rule 16b-3(d)(1) of the Exchange Act, then each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3.

        "Common Stock" or "Stock" means the common stock of the Company.

        "Company" means American Science and Engineering, Inc., or any successor corporation.

        "Covered Employee" means a "covered employee" within the meaning of Section 162(m) of the Code.

        "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's estate.

        "Disability" means a total and permanent disability as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of the Participant or if the determination of disability relates to an Incentive Stock Option or SAR issued in tandem with an Incentive Stock Option, Disability means permanent and total disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such disability relates.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

        "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

        "Foreign National Award" means an Award granted pursuant to Section 10(f) to a Participant who is a foreign national or employed or performing service outside of the United States.

        "Grant Date" means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the Participant within a reasonable time after the grant.

        "Grant Agreement" means the documentation evidencing an Award as provided in Section 10(b).

        "Incentive Stock Option" means an Option intended to qualify as an incentive stock option and which meets the requirements of Section 422 of the Code.

        "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

        "Option" means a right to acquire shares of Company Stock upon the payment of an exercise price that is granted in accordance with Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

        "Participant" means a person selected by the Committee to receive an Award under the Plan.

        "Performance Goals" means with respect to any Performance Period, one or more performance goals based on one or more of the following objective criteria established by the Committee prior to the beginning of such Performance Period or within such period after the beginning of the Performance Period as shall meet the requirements to be considered "pre-established objective performance goals" for purposes of the regulations issued under Section 162(m) of the Code: (i) increases in the price of the Common Stock, (ii) market share, (iii) sales, (iv) revenue, (v) return on equity, assets, or capital, (vi) economic profit (economic value added), (vii) total shareholder return, (viii) costs, (ix) expenses, (x) margins, (xi) earnings (including EBITDA) or earnings per share, (xii) cash flow (including adjusted operating cash flow), (xiii) customer satisfaction, (xiv) operating profit, (xv) net income, (xvi) research and development, (xvii) product releases, (xviii) manufacturing, or (xix) any combination of the foregoing, including without limitation, goals based on any of such measures relative to appropriate peer groups or market indices. Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

        "Performance Period" means the period of service designated by the Committee applicable to an Award subject to Section 10(l) during which the Performance Goals will be measured.

        "Reporting Person" means a person subject to Section 16 of the Exchange Act.

        "Restricted Stock" means shares of Common Stock granted to a Participant pursuant to Section 8 of the Plan that may be subject to certain terms, conditions, and restrictions.

        "Restricted Stock Unit" means the right granted to a Participant pursuant to Section 9 of the Plan to receive shares of Common Stock (or the equivalent value in cash or other property if the Committee so provides) in the future that may be subject to certain terms, conditions, and restrictions.

        "Service Provider" means an employee, officer, director or consultant of the Company or any of its Affiliates.

        "Stock Appreciation Right" or "SAR" means a right to acquire cash or shares of Common Stock granted in accordance with Section 7 of the Plan having a value equal to the difference between the Fair Market Value on the date of exercise over the exercise price set forth in the Grant Agreement multiplied by the number of shares of Common Stock with respect to which the SAR is being exercised.

        "Subsidiary" means any subsidiary corporation as defined in Section 424(f) of the Code.

        "Termination Date" means (i) in the case of an employee, the date that the Committee determines that the employee-employer relationship between the Company or Affiliate and such person ceased for any reason, (ii) in the case of a consultant or non-employee officer, the date that the Committee determines that the service relationship between the Company or Affiliate and such person ceased for any reason, and (iii) in the case of a director, the date that the Committee determines that such person's service on the Board ceased for any reason.

3.     Administration

        The Plan shall be administered by the Committee. Subject to and consistent with the provisions of the Plan, the Committee shall have the authority and discretion to: (i) determine which eligible employees, officers, directors, and consultants will receive Awards, (ii) determine the number of shares of Common Stock, cash, or other consideration to be covered by each Award, (iii) determine the terms and conditions of any Award (including Fair Market Value, the exercise price, the vesting schedule, the term of the Award, and the period following termination from employment or service during which an Award may be exercised), (iv) approve forms of Award agreements and other documentation for use under the Plan, (v) adopt, alter, and repeal administrative rules, guidelines, and practices governing the operation of the Plan and the Committee, (vi) interpret the provisions of the Plan and any Award documentation and remedy any ambiguities, omissions, or inconsistencies therein, (vii) to modify or amend Awards, or grant waivers of Plan or Award conditions, and (viii) make all other determinations necessary or advisable for the administration of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee's decisions, determinations, and interpretations shall be final and binding on all persons having an interest in any Award. To the extent permitted by Applicable Law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant, and such other features of the Awards as required by Applicable Law.

4.     Eligibility

        Incentive Stock Options may be granted only to employees (including officers and directors who are also employees) of the Company or a Subsidiary. All other Awards may be granted to employees, officers, directors, and consultants of the Company or any Affiliate.

5.     Stock Available for Awards

        (a)   Amount.    Subject to adjustment under Section 5(c), the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 1,000,000 shares. Subject to adjustment under Section 5(c), up to 1,000,000 shares of Common Stock may be issued upon exercise of Incentive Stock Options granted under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, or treasury shares, or shares purchased on the open market. At all times the Company will reserve and keep available a sufficient number of shares to satisfy the number of shares available for issuance under the Plan.

        (b)   Share Counting.    If an Award granted under the Plan is canceled, terminates, expires, is forfeited, lapses, or is settled in cash, then the shares subject to such Award (to the extent of such cancellation, termination, expiration, forfeiture, lapse, or settlement) shall again be available for issuance pursuant to Awards granted under the Plan. For purposes of Section 5(a), any shares granted as Options or Stock Appreciation Rights under the Plan shall be counted against this limit as one share for every share subject to the Award. Any shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against the limit set forth in Section 5(a) as 1.5 shares for every one share subject to the Award. Any shares tendered in payment of an Option's exercise price (whether by attestation or actual delivery), any shares tendered or withheld to satisfy a tax withholding on an Award, and any shares repurchased by the Company using Option proceeds shall not be added back, replenish, or increase the aggregate Plan share limit set forth in Section 5(a).

        (c)   Adjustment.    In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and class of shares that may be issued in respect of Awards under the Plan, (ii) the number and class of shares subject to outstanding Awards, (iii) the number and class of shares subject to the limit on individual grants under Section 5(d) of the Plan, and (iv) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

        (d)   Limit on Individual Grants.    The maximum number of shares of Common Stock subject to all Awards that may be granted under this Plan to any Participant in the aggregate in any fiscal year of the Company shall not exceed 250,000 shares, subject to adjustment under Section 5(b). Notwithstanding the foregoing, during the fiscal year in which a Participant first becomes an employee of the Company or an Affiliate, the Participant may be granted Awards covering an additional 250,000 shares of Common Stock, subject to adjustment under Section 5(b). With respect to any Award settled in cash that is intended to satisfy the requirements for "performance-based compensation" (within the meaning of Section 162(m)(4)(C) of the Code), no more than $2,500,000 may be paid to any one individual with respect to each year of a Performance Period.

6.     Stock Options

        (a)   Grant of Options.    Subject to the provisions of the Plan, the Committee may grant Incentive Stock Options or Nonstatutory Stock Options to a Participant.

        (b)   Terms and Conditions.    The Committee shall determine the number of shares of Common Stock subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Grant Agreement or thereafter; provided that (i) no Option shall be exercisable after the expiration of ten years from the Option's Grant Date, and (ii) no Option may be granted with a reload feature which provides for an automatic grant of additional or replacement options upon the exercise of an Option. A Participant may exercise an Option by following such procedures as the Committee or its designees may specify from time to time. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to Applicable Laws, as it considers necessary or advisable.

        (c)   Payment.    No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Except as otherwise provided by the Committee, such payment may be made in whole or in part in or pursuant to any of the following methods: (i) cash, (ii) by actual delivery or attestation of ownership of shares of Common Stock owned by the Participant, including vested Restricted Stock, (iii) by retaining shares of Common Stock otherwise issuable pursuant to the Option, (iv) for consideration received by the Company under a broker-assisted cashless exercise program acceptable to the Company, or (v) for such other lawful consideration as the Committee may determine.

        (d)   Exercise Period.    When a Participant's status as a Service Provider terminates, the Participant's Option may be exercised within the period of time specified in the Grant Agreement to the extent that the Option is vested on the Participant's Termination Date. In the absence of a specific period of time set forth in the Grant Agreement, an Option shall remain exercisable for three (3) months following the date the Participant ceases to be a Service Provider, but in no event shall the Option be exercisable after the expiration of the term of such Option. If a Participant's status as a Service Provider terminates from death or Disability or the Participant dies within three (3) months after his Termination Date, then (unless provided otherwise in the Grant Agreement) the Option shall remain exercisable for twelve (12) months following the date the Participant ceases to be a Service Provider, but in no event shall the Option be exercisable after the expiration of the term of such Option. In no event may the Committee provide in a Grant Agreement that the period of time for exercising an Option following a Participant's Termination Date shall exceed three (3) years.

        (e)   Incentive Stock Option Rules.    In addition to the limitations and conditions that apply generally to Options, the following provisions shall apply to any Incentive Stock Option. The Committee may grant Incentive Stock Options only to persons who are employees of the Company or a Subsidiary as of the Grant Date. The aggregate Fair Market Value (determined as of the Grant Date) of all shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other incentive stock option plan of the Company or any Subsidiary) shall not exceed $100,000. If the Fair Market Value of shares on the Grant Date with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of shares to become exercisable in that calendar year will be Incentive Stock Options, and the Options for the shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be Nonstatutory Stock Options. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share at the Grant Date and the Option expires no later than five (5) years after the Grant Date. If a Participant sells or otherwise disposes of any shares acquired pursuant to the exercise of an Incentive Stock Option on or before the later of (i) the date two (2) years after the Grant Date, and (ii) the date one year after the exercise of the Incentive Stock

Option, the Company may require the Participant to immediately notify the Company in writing of such disposition.

7.     Stock Appreciation Rights

        (a)   Grant of SARs.    Subject to the provisions of the Plan, the Committee may grant SARs to a Participant in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs granted in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.

        (b)   Terms and Conditions.    The Committee shall determine the number of shares of Common Stock subject to each SAR and the exercise price therefore. A SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option. A SAR granted alone and unrelated to an Option may not have an exercise price less than 100% of the Fair Market Value of the Common Stock on of the Grant Date. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Grant Agreement or thereafter; provided that no SAR shall be exercisable after the expiration of ten years from the SAR's Grant Date. A Participant may exercise a SAR by following such procedures as the Committee or its designees may specify from time to time. The Committee may impose such conditions with respect to the exercise of SARs, including conditions relating to Applicable Laws, as it considers necessary or advisable.

        (c)   Exercise Period.    When a Participant's status as a Service Provider terminates, the Participant's SAR may be exercised within the period of time specified in the Grant Agreement to the extent that the SAR is vested on the Participant's Termination Date. In the absence of a specific period of time set forth in the Grant Agreement, a SAR shall remain exercisable for three (3) months following the date the Participant ceases to be a Service Provider, but in no event shall the SAR be exercisable after the expiration of the term of such SAR. If a Participant's status as a Service Provider terminates from death or Disability or the Participant dies within three (3) months after his Termination Date, then (unless provided otherwise in the Grant Agreement) the SAR shall remain exercisable for twelve (12) months following the date the Participant ceases to be a Service Provider, but in no event shall the SAR be exercisable after the expiration of the term of such SAR. In no event may the Committee provide in the Grant Agreement that the period of time for exercising a SAR following a Participant's Termination Date shall exceed three (3) years.

8.     Restricted Stock

        (a)   Grant of Restricted Stock.    Subject to the provisions of the Plan, the Committee may grant Restricted Stock to a Participant.

        (b)   Terms and Conditions.    The Committee shall determine the number of shares of Common Stock subject to each Restricted Stock Award and the purchase price (if any) for each share. Shares of Restricted Stock may be issued for no cash consideration, or such minimum consideration as may be required by Applicable Law. The Committee may grant shares of Common Stock subject to such other terms, conditions, and restrictions (including forfeiture provisions and conditions relating to Applicable Laws) as it considers necessary or advisable.

        (c)   Restrictions.    Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the restricted period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine, including book-entry registration. Any physical certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock and unless otherwise determined by the

Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company or a designated custodian or escrow agent. At the expiration of the restricted period, the Company shall deliver any such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

9.     Restricted Stock Units

        (a)   Restricted Stock Units.    Subject to the provisions of the Plan, the Committee may grant Restricted Stock Units to a Participant.

        (b)   Terms and Conditions.    The Committee shall determine the number of shares of Common Stock subject to each Restricted Stock Unit Award and the purchase price (if any) for each unit. Restricted Stock Units may be issued for no cash consideration, or such minimum consideration as may be required by Applicable Law. The Committee may grant Restricted Stock Units subject to such other terms, conditions, and restrictions (including forfeiture provisions and conditions relating to Applicable Laws) as it considers necessary or advisable.

        (c)   Unfunded Obligation.    A Restricted Stock Unit Award shall constitute an unfunded and unsecured obligation of the Company, and shall be settled in shares of Common Stock or cash, as determined by the Committee at the time of grant or thereafter. Each unit shall represent the equivalent of one share of Common Stock.

10.   General Provisions Applicable to Awards

        (a)   Transferability.    Except as otherwise provided in this Section 10(a), an Award (i) shall not be transferable other than as designated by the Participant by will or by the laws of descent and distribution, and (ii) may be exercised during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative. In the discretion of the Committee, any Award may be transferable upon such terms and conditions and to such extent as the Committee determines at or after grant, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code.

        (b)   Grant Agreement.    Each Award under the Plan shall be evidenced by a written or electronic grant agreement delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan or Applicable Laws as the Committee considers necessary or advisable to achieve the purposes of the Plan.

        (c)   Committee Discretion.    Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. In addition to the authority granted to the Committee in Section 10(l) to make Awards to Covered Employees which qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the Company may grant Awards subject to such performance conditions (including performance-based vesting) as it shall determine in its discretion. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

        (d)   Dividends and Cash Awards.    In the discretion of the Committee, any Award under the Plan may provide the Participant with dividends or dividend equivalents payable currently or deferred, with or without interest. The Committee may also make cash payments under the Plan in lieu of or in addition to an Award. Such Cash Awards may be made subject to such terms, conditions, and restrictions as the Committee considers necessary or advisable.

        (e)   Termination of Employment or Service.    Whether military service, government service, or other leave of absence shall constitute a termination of employment or service, and whether the vesting of an Award shall cease, be suspended, or continue during such leave of absence, shall be determined in each case by the Committee in its direction. Except as otherwise provided by the Committee, a Participant's employment or service shall not be deemed to terminate upon the transfer of employment or service between the Company and an Affiliate. Except as otherwise provided by the Committee, a Participant's employment or service shall be deemed to terminate, and further vesting of any Award shall cease, in the case of any sale, spin-off, or other disposition of the Participant's employer or substantially all of its assets. To the extent that this Section 10(e) or action by the Committee results in an Incentive Stock Option being exercised beyond the date that a Participant is deemed to be an employee of the Company or a Subsidiary for purposes of Section 424 of the Code, the Option shall be deemed to be a Nonstatutory Stock Option.

        (f)    Change in Control.    In order to preserve a Participant's rights under an Award in the event of a change in control of the Company as defined by the Committee (a "Change in Control"), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the Change in Control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

        (g)   Loans.    The Committee may not authorize the making of loans to Participants in connection with the grant or exercise of any Award under the Plan.

        (h)   Withholding Taxes.    A Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by Applicable Law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

        (i)    Foreign National Awards.    Notwithstanding anything to the contrary contained in this Plan, Foreign National Awards may be made to Participants on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with Applicable Law.

        (j)    Amendment of Award.    Except as provided in Section 10(k), the Committee may amend, modify, or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless (i) the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (ii) the action is permitted by the terms of the Plan.

        (k)   No Repricing of Options.    Notwithstanding anything to the contrary in the Plan, the Company shall not engage in any repricing of Options or SARs granted under this Plan without further stockholder approval. For this purpose, the term "repricing" shall mean any of the following or other action that has the same effect: (i) lowering the exercise price of an Option or a SAR after it is granted, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling an Option or a SAR at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for another Option, SAR, Restricted Stock, or other equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction (including any adjustment described in Section 5(c)).

        (l)    Code Section 162(m) Provisions.    If the Committee determines at the time an Award is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that the Participant's right to receive cash, shares, or other property pursuant to such Award shall be subject to the satisfaction of Performance Goals during a Performance Period. Prior to the payment of any Award subject to this Section 10(l), the Committee shall certify in writing that the Performance Goals and other material terms applicable to such Award were satisfied. Notwithstanding the attainment of Performance Goals by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(l) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code.

        (m)  Minimum Vesting Requirements for Full Value Awards.    Each Restricted Stock or Restricted Stock Unit Award granted under the Plan (each, a "Full Value Award") shall vest in accordance with a schedule that does not permit such Full Value Award to vest in full prior to the third anniversary of the Grant Date of the Award. This minimum vesting requirement shall not, however, preclude the Committee from exercising its discretion to (i) accelerate the vesting of any Full Value Award upon retirement, termination of employment by the Company, death or Disability, (ii) accelerate the vesting of any Full Value Award in accordance with Section 10(f), (iii) establish a shorter vesting schedule for any Full Value Award granted to a consultant, director, or newly-hired employee, (iv) establish a shorter vesting schedule for any Full Value Award that is granted in exchange for or in lieu of the right to receive the payment of an equivalent amount of salary, bonus, directors' fees, or other cash compensation, (v) establish a shorter performance-based vesting schedule in accordance with Section 10(c) or Section 10(l) (but in each case of not less than one year), or (vi) vest up to 1,000 shares per year for each Participant; provided, however, (a) the total number of Full Value Awards granted under clauses (iii) and (vi) above shall not exceed 75,000 shares in the aggregate (subject to adjustment in accordance with Section 5(c)) and (b) the total number of Full Value Awards that ultimately have vesting accelerated upon termination of employment by the Company (such limitation shall be applicably solely to termination other than related to a change in control) under clause (i) above shall not exceed ten percent (10%) of the aggregate shares that have been issued and that may be issued under the Plan (subject to adjustment in accordance with Section 5(c)).

        (n)   Limitation Following a Hardship Distribution.    To the extent required to comply with Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4), or any amendment or successor thereto, a Participant's "elective and employee contributions" (within the meaning of such Treasury Regulation) under the Plan shall be suspended for a period of twelve months following such Participant's receipt of a hardship distribution made in reliance on such Treasury Regulation from any plan containing a cash or deferred arrangement under Section 401(k) of the Code maintained by the Company or a related party within the provisions of Section 414 of the Code.

11.   Miscellaneous

        (a)   No Right To Employment.    No person shall have any claim or right to be granted an Award. Neither the Plan nor any Award hereunder shall be deemed to give any employee the right to continued employment or service or to limit the right of the Company to discharge any Participant at any time.

        (b)   No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the Grant Agreement.

        (c)   Effective Date.    Subject to the approval of the stockholders of the Company, the Plan shall be effective on September 15, 2005, with an amendment to the Plan effective on September 11, 2008.

        (d)   Amendment and Term of Plan.    The Board may amend, suspend, or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement, provided, however, that the Board may not without stockholder approval materially amend the Plan (within the meaning of applicable exchange listing requirements) to materially increase the number of shares of Common Stock that may be issued under the Plan, materially increase benefits to Participants, materially expand the class of Participants eligible to participate in the Plan, or expand the types of Awards provided under the Plan. Unless terminated earlier by the Board, or extended by subsequent approval of the Company's stockholders, the term of the Plan shall expire on September 15, 2015, and no further Awards shall be made thereafter. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

        (e)   Governing Law.    The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Massachusetts.

        (f)    Indemnification.    Neither the Board nor the Committee, nor any members of either, nor any employees or officers of the Company or any Affiliate, shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with their responsibilities under the Plan, and the Company hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees and officers of the Company or any Affiliate administering the Plan, in respect of any claim, loss, damage, or expense (including reasonable fees of legal counsel) arising from any such act, omission, interpretation, construction, or determination to the fullest extent permitted by Applicable Law.

This Plan was approved by the Board of Directors on July 20, 2005 and an amendment to the Plan was ratified by the Board of Directors effective as of July 23, 2009.

This Plan was approved by the Company's stockholders on September 15, 2005 and an amendment to the Plan was approved by the Company's stockholders on September 11, 2008.

AMERICAN SCIENCE AND ENGINEERING, INC.

ANNUAL MEETING OF STOCKHOLDERS

September 10, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth J. Galaznik and Patricia A. Gray, or either of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders (“Meeting”) of American Science and Engineering, Inc. (“Company”) to be held Thursday, September 10, 2009 at Doubletree Hotel Boston-Bedford Glen, 44 Middlesex Turnpike, Bedford, Massachusetts at 8:30 a.m. and at any adjournments thereof, to vote in the name and place of the undersigned as designated below, with all powers which the undersigned would possess if personally present, all of the stock of the Company standing in the name of the undersigned on the books of the Company, on all matters set forth in the Notice of the Meeting and Proxy Statement, receipt of which is acknowledged, and upon such other and further business as may properly come before the Meeting. All proxies previously given by the undersigned in respect of the Meeting are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS INSTRUCTED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE, FOR THE INCREASE IN NUMBER OF SHARES AVAILABLE TO BE ISSUED UNDER THE 2005 EQUITY AND INCENTIVE PLAN, FOR THE RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS AND IN THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OF THE MEETING.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS

AMERICAN SCIENCE AND ENGINEERING, INC.

September 10, 2009

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

V Please detach along perforated line and mail in the envelope provided V

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

1.             ELECTION OF DIRECTORS:

	To vote	NOMINEES:
☐	FOR ALL NOMINEES	• Anthony R. Fabiano

☐	WITHHOLD AUTHORITY	• Denis R. Brown

☐	FOR ALL EXCEPT (Write the withheld nominee’s name in the space provided below)	• John A. Gordon
• Hamilton W. Helmer

• Ernest J. Moniz

• Mark Thompson

• Carl W. Vogt

2.	TO INCREASE THE NUMBER OF SHARES	FOR	AGAINST	ABSTAIN
	AUTHORIZED TO BE ISSUED UNDER THE 2005 EQUITY AND INCENTIVE PLAN	☐	☐	☐

3.	RATIFICATION OF SELECTION OF	FOR	AGAINST	ABSTAIN
	INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	☐	☐	☐
To ratify the selection of Caturano and Company, P.C. the Company’s independent registered public accountants for the fiscal year ending March 31, 2010

Please mark your vote in blue or black ink as shown here.  ☒

Please sign, date and return your proxy promptly in the enclosed envelope.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Notice of Internet Availability of Proxy Materials, the Proxy Statement for the Meeting and the 2009 Annual Report of the Company.

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:                                                                                                                  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

QuickLinks

PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
OWNERSHIP OF COMMON STOCK OF THE COMPANY BY CERTAIN PERSONS
COMPENSATION OF EXECUTIVE OFFICERS
PROPOSAL NO. 2 INCREASE IN AUTHORIZED SHARES UNDER THE 2005 EQUITY AND INCENTIVE PLAN
2005 Equity and Incentive Plan
PROPOSAL NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
OTHER MATTERS
  APPENDIX A